UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a‑12

IMPINJ, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

IMPINJ, INC.
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on June 6, 2024

TO THE HOLDERS OF COMMON STOCK OF IMPINJ, INC.:

Impinj, Inc., a Delaware corporation, will hold its annual meeting of stockholders virtually on June 6, 2024, 9:00 a.m. Pacific Time via live webcast. You can attend the annual meeting at https://web.lumiconnect.com/253024847. Because we are holding the meeting via the Internet, stockholders will only be able to attend the meeting virtually. We are holding the annual meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect as directors the seven (7) nominees named in this proxy statement to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3. To approve, on an advisory basis, the compensation of our named executive officers;

4. To approve an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of Impinj, Inc. has fixed the close of business on April 17, 2024 as the record date for the annual meeting. Only stockholders of record of our common stock on April 17, 2024 are entitled to notice of, and to vote at, the meeting. Our proxy statement contains further information regarding voting rights and the matters to be voted upon.

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access both the proxy statement and our annual report to stockholders. The Notice will also contain instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. Our proxy statement and our 2023 annual report to stockholders will be available at the following Internet address: http://www.astproxyportal.com/ast/20867.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting of stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Impinj, Inc. and look forward to you joining our virtual meeting or receiving your proxy.

By order of the board of directors,

Chris Diorio, Ph.D.

Chief Executive Officer

Seattle, Washington

April , 2024

IMPINJ, INC.
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on June 6, 2024

We are furnishing this proxy statement and the enclosed form of proxy in connection with a solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held on June 6, 2024, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). We will hold the Annual Meeting virtually via live webcast on the Internet at https://web.lumiconnect.com/253024847 on June 6, 2024 at 9:00 a.m. Pacific Time.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 17, 2024, containing instructions on how to access both the proxy materials for our Annual Meeting and our annual report to stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or to request a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail in the below section entitled “The Proxy Process and Stockholder Voting Questions and Answers About This Proxy Material and Voting.” This information is largely about voting procedure. You should read this entire proxy statement carefully for additional information about proposals on which we encourage you to vote. On or about April , 2024, we will begin mailing the Notice to all stockholders entitled to vote at the Annual Meeting. Stockholders will be able to access our proxy materials over the Internet beginning on or about the same date. We intend to mail this proxy statement, together with the form of proxy, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

THE PROXY PROCESS AND STOCKHOLDER VOTING QUESTIONS AND ANSWERS
ABOUT THIS PROXY MATERIAL AND VOTING

What matters am I voting on?

You will be voting on:

•
the election of Chris Diorio, Daniel Gibson, Umesh Padval, Steve Sanghi, Cathal Phelan, Meera Rao and Miron Washington to our board of directors, each to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;
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a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024;
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a proposal for the approval, on an advisory basis, of the compensation of our named executive officers;
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an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law; and
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any other business that may properly come before the meeting.

How does the board of directors recommend I vote on these proposals?

The board of directors recommends a vote:

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FOR the seven (7) nominees named in this proxy statement for election as directors;
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FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024;
•
FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•
FOR an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 17, 2024, the record date, may vote at the Annual Meeting. As of the record date, we had shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and we provided the Notice to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares directly at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC (“Equiniti”). Requests for registration should be directed to proxy@astfinancial.com. Written requests can be mailed to:

Equiniti Trust Company, LLC
55 Challenger Road, 2nd Floor
Ridgefield Park, New Jersey 07660

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 30, 2024.

You will receive a confirmation of your registration and 11-digit voter control number by email issued by Equiniti after we receive your registration materials. You may attend the Annual Meeting and vote your shares at https://web.lumiconnect.com/253024847 during the meeting. The passcode for the meeting is impinj2024. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time so that you have sufficient time to check in.

How do I vote?

You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the Notice, our proxy materials and our 2023 annual report to stockholders at www.voteproxy.com.

Can I change my vote?

Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

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entering a new vote by Internet or by telephone;
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returning a later-dated proxy card;
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notifying the corporate secretary of Impinj, Inc., in writing, at the address listed on the front page; or
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attending and voting, virtually via the Internet, during the Annual Meeting.

Attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated Chris Diorio and Yukio Morikubo as proxy holders. When you properly date, execute and return your proxy card, or properly register your votes online or by phone, the proxy holders will cast votes for your shares at the Annual Meeting as you instruct. If you do not give specific instructions, the proxy holders will vote your shares in accordance with the recommendations of our board of directors, as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you properly revoke your proxy instructions. See the section entitled “Can I change my vote?” above.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report to stockholders, primarily via the Internet. On or about April , 2024, we will begin mailing to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report to stockholders. You may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage you to take advantage of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

Who will tabulate the votes?

The inspector of election appointed by our board of directors for the Annual Meeting is responsible for counting votes. The inspector of election will tabulate all votes as required by Delaware law, the state of our incorporation.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Bylaws (the “Bylaws”) and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. The shares subject to a proxy that are not being voted on a particular proposal because of withholding, abstention or broker non-vote will count for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

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Proposal No. 1: Director nominees will be elected by the affirmative vote of the majority of the votes cast at the Annual Meeting, meaning that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” such nominee. If any incumbent nominee receives a greater number of votes “Against” his or her election than votes “For” such election, our corporate governance guidelines require that such incumbent nominee promptly tender his or her resignation promptly following certification of the applicable stockholder vote; our board of directors, acting through certain qualified independent directors, will then decide whether to accept or reject the resignation, or whether other action should be taken, and we will publicly disclose the board of directors’ decision within 90 days of the certification of the election results. Any shares not voted “For” or “Against” a particular nominee (whether as a result of an abstention or a broker non-vote) are not considered “votes cast” and therefore have no effect on the election of director nominees.
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Proposal No. 2: The ratification of the appointment of Ernst & Young LLP must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.

•
Proposal No. 3: The approval, on an advisory basis, of our named executive officer compensation must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.
•
Proposal No. 4: The amendment of our amended and restated certificate of incorporation to limit the liability of certain officers as permitted by Delaware law must receive the affirmative vote of a majority of the shares outstanding as of the record date for the Annual Meeting. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes will have the same effect as a vote “Against” this proposal.

How do we solicit proxies for the Annual Meeting?

The board of directors is soliciting proxies for use at the Annual Meeting. We will bear all expenses associated with this solicitation. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

If your broker holds your shares as your nominee (that is, in “street name”), you will need to follow the instructions your broker provides to instruct your broker on how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2) is considered routine under applicable rules. Since a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with this proposal. All of our other proposals are considered non-routine under applicable rules. Absent direction from you, your broker will not have discretion to vote on non-routine matters and therefore there may be broker non-votes in connection with these proposals.

Is my vote confidential?

We handle proxy instructions, ballots, and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. We will not disclose your vote either within Impinj, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of such votes, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Impinj, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, you may contact us as follows:

Impinj, Inc.

Attention: Investor Relations

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109

(206) 517-5300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner.

For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December , 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholders should address proposals to:

Impinj, Inc.
Attention: Corporate Secretary
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109
(206) 517-5300

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in our proxy materials with respect to such meeting (or supplement thereto), (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or any duly authorized committee of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2025 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

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not earlier than 8:00 a.m., Pacific time, on February , 2025; and
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not later than 5:00 p.m., Pacific time, on March , 2025.

If we do not hold our Annual Meeting or if we hold our Annual Meeting more than 25 days from the one-year anniversary date of the 2023 annual meeting, we must receive a notice of a stockholder proposal that is not intended to be included in our proxy statement no earlier than 5:00 p.m., Pacific time, on the 120th day before such annual meeting and no later than 5:00 p.m., Pacific time, on the later of the following two dates:

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the 90th day prior to such annual meeting; or
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the 10th day following the day on which public announcement of the date of such meeting is first made.

If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at the meeting.

Recommendation and Nomination of Director Candidates

Stockholders may recommend director candidates for consideration by our nominating and governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Impinj, Inc. at the address set forth above. For additional information regarding stockholder recommendations of director candidates, see the section entitled “Board of Directors and Corporate Governance—Stockholder Recommendations for the Board of Directors.”

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that our corporate secretary receive the notice within the time period described above under the section entitled “Stockholder Proposals” above for stockholder proposals that are not intended to be included in our proxy statement. Such notice must also comply with Rule 14a-19 under the Exchange Act. For the purposes of Rule 14a-19, the role of our board of directors is to ensure that a stockholder nominee is eligible to be included in our proxy card based on requirements specified in our Amended and Restated Certificate of Incorporation, our Bylaws and under applicable law, not to ensure such nominee’s suitability to serve on our board of directors.

Proxy Access

Under our Bylaws, a stockholder (or a group of not more than 20 stockholders) that has held at least 3% of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials for our 2025 annual meeting (i) one director nominee if the number of directors to be elected at the annual meeting is seven or less, and (ii) if the number of directors to be elected at the annual meeting is greater than seven, director nominees constituting up to the greater of 20% of the board of directors or two directors, provided in each case that the requirements set forth in our Bylaws are satisfied. To use this “proxy access” nomination process, among other things, the electing stockholder(s) and proposed nominee(s) must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing stockholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in our Bylaws and as required by law. One such requirement is that the nomination(s) must be received in a timely manner between 120 days and 150 days prior to the first anniversary of the date our proxy statement was first sent to stockholders in connection with the last annual meeting, which for our proxy materials for the 2025 annual meeting would be no earlier than November , 2024 and no later than December , 2024.

Availability of Bylaws

You may obtain a copy of our Bylaws by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals, nominating director candidates and obtaining proxy access.

Attending the Annual Meeting

The Annual Meeting will be held virtually on June 6, 2024 at 9:00 a.m. Pacific Time via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiconnect.com/253024847. In order to vote or submit a question during the Annual Meeting, you will need an 11-digit voter control number included on your Notice or proxy card with the passcode impinj2024. If you do not have an 11-digit voter control number issued by Equiniti, you will be able to listen to the meeting only by registering as a guest and you will not be able to vote or submit your questions during the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently comprises seven members. Five of our directors are independent within the meaning of the independent director guidelines of The Nasdaq Global Select Market (“Nasdaq”). Our amended and restated certificate of incorporation and Bylaws provide that the number of our directors shall be at least one and will be fixed by resolution of our board of directors. At the Annual Meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. There are no family relationships among any of our directors or executive officers.

The nominating and governance committee recommended all of the director nominees named in this proxy statement for election or reelection to our board of directors at the Annual Meeting. The following table sets forth the names and certain other information for each of the nominees for election as a director as of March 31, 2024.

	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees
Daniel Gibson(2)(3)	43	Director	2018	2024	2025
Umesh Padval(1)(2)	66	Director	2020	2024	2025
Steve Sanghi(1)(3)	68	Director and Chair	2021	2024	2025
Cathal Phelan	60	Director, Chief Innovation Officer	2019	2024	2025
Meera Rao(1)(3)	63	Director	2022	2024	2025
Chris Diorio, Ph.D.	62	Director, Chief Executive Officer and Vice Chair	2000	2024	2025
Miron Washington(2)	56	Director	2023	2024	2025

——————————

(1) Member of the nominating and governance committee

(2) Member of the compensation committee

(3) Member of the audit and risk committee

Nominees for Director

Chris Diorio, Ph.D., one of our co-founders, has served as a member of our board of directors since April 2000, as chief executive officer since November 2014 and as vice chair since September 2013. Previously, he served as our chief strategy and technology officer from September 2013 to November 2014, chief technology officer from November 2006 to September 2013, chair from April 2000 to January 2013, vice president of engineering from 2004 to 2006 and as a consultant to us from April 2000 to June 2004. In addition, he is an affiliate professor of computer science and engineering at the University of Washington, a former director and chair of the RAIN Alliance, a director of the GS1 Innovation Board and EPCglobal Board of Governors and a former director of Bluegiga Technologies Ltd. Dr. Diorio received a B.A. in physics from Occidental College and an M.S. and Ph.D. in electrical engineering from the California Institute of Technology. We believe Dr. Diorio’s perspective, experience and institutional knowledge as our co-founder, vice chair and chief executive officer qualify him to serve as director.

Daniel Gibson is a founding partner of Sylebra Capital and has been a portfolio manager since June 2011 and chief investment officer since January 2018. Sylebra Capital is a California-based investment manager, with offices in Hong Kong and Cayman Islands, focused on the technology, media and telecom industries globally. Prior to that, Mr. Gibson worked at Coatue Capital from 2008 to 2011 as a partner and analyst. From 2006 to 2008, he was an associate at Calera Capital, a private equity fund where he was based in Boston. He started his career with UBS Investment Bank in New York as a member of the media group. Mr. Gibson received his B.A. in economics from Amherst College. We believe Mr. Gibson’s financial and investment management expertise as well as extensive experience in the semiconductor and consumer industries qualify him to serve as a director.

Umesh Padval has served as a member of our board of directors since November 2020. Mr. Padval is a managing director at Thomvest Ventures, a venture capital firm with which he has been associated since February 2016. Prior to joining Thomvest, Mr. Padval was a partner at Bessemer Venture Partners. Mr. Padval serves as a board member for Bolster, Inc., Isovalent, Inc., Qwiet AI (f/k/a ShiftLeft, Inc.), and Avalanche Technology. Mr. Padval received a B.Tech. in engineering from Indian Institute of Technology, Bombay, a M.S. in engineering from Pennsylvania State University, and a M.S. in engineering from Stanford University. We believe Mr. Padval’s experience as a venture capital investor, including his service on the board of directors of multiple private and public companies, his past experience as chief executive officer of C-Cube Microsystems, as well as his extensive experience in technology and engineering, qualifies him to serve as a director.

Steve Sanghi has served as our chair since June 2022 and a member of our board of directors since March 2021. Mr. Sanghi has been executive chairman of Microchip Technology, Inc., or Microchip, a publicly listed semiconductor company, since March 2021. Mr. Sanghi has also served as Microchip’s chief executive officer and chairman from 1993 to March 2021 and as Microchip’s president and chief executive officer from 1991 to 1993. Prior to joining Microchip, Mr. Sanghi held management positions at Waferscale Integration, Inc. and Intel Corporation. He is also a former director of Mellanox Inc., Hittite Microwave, and Myomo Inc. Mr. Sanghi received a B.S. in Science, Electronics and Communication from Punjab University and a M.S. in Electrical and Computer Engineering at the University of Massachusetts. We believe Mr. Sanghi’s extensive management experience at a publicly listed semiconductor company qualifies him to serve as a director.

Cathal Phelan has served as a member of our board of directors since September 2019 and as our chief innovation officer since January 2023. Mr. Phelan previously had been the chief executive officer of RAPT Touch Inc., a privately held IP provider for optical multi-touch systems, from November 2014 until November 2019. Mr. Phelan founded his own consulting firm, Atticotti LLC, in April 2013, focusing on business strategies, IP management and systems/semiconductor design. From 2008 to 2013 he was the CTO at Cypress Semiconductor, responsible for architecture definitions, IP management and business strategies. From May 2006 to September 2008, he served as chief executive officer and president of Ubicom, Inc., a privately held provider of IP and CPUs for wireless network routers. Mr. Phelan previously held several positions at Cypress Semiconductor Corporation, or Cypress, from 1991 to 2006, including serving as Cypress’ executive vice president of the consumer and computations division; chief technical officer, executive vice president of data communications, and executive vice president of personal communications. Mr. Phelan started his career as a memory designer at Philips Research Laboratories in the Netherlands from 1985 to 1990. He is a former director of Touchstone Semiconductor, Inc., Virage Logic Corporation and AgigA Tech, Inc. Mr. Phelan graduated from the Engineering School of Trinity College at the University of Dublin in Ireland, where he received a B.A. in mathematics and a B.A.I. in electronic engineering in 1984 and subsequently a M.S.E.E. in micro-electronic engineering in 1985. We believe Mr. Phelan is qualified to serve as a director because of his technical expertise and extensive management and consulting experience.

Meera Rao has served as a member of our board of directors since February 2022. Ms. Rao has held several senior executive positions, most recently from January 2011 to March 2016 as Chief Financial Officer at Monolithic Power Systems, a leading company in high-performance analog solutions, and as Vice President of Finance from January 2009 to December 2010. Prior to Monolithic Power Systems, Ms. Rao has

held various executive roles at leading technology companies, including Integration Associates Inc. from 2004 to 2006, Atrica from 2002 to 2003, Raza Foundries from 2000 to 2002, NVIDIA February 1998 to May 1999 and AMD from 1988 to 1998. Ms. Rao is also a director for Rambus, an industry-leading chip manufacturer, since August 2019 and currently serves as the chair of the Audit Committee and a member of the Cyber Risk Committee. Ms. Rao is a certified public accountant (inactive status) and holds a master’s degree in business administration from the University of Rochester in New York. We believe Ms. Rao is qualified to serve as a director because of her extensive executive and financial experience and her familiarity with the semiconductor industry.

Miron Washington has served as a member of our board of directors since March 2023. Mr. Washington has served as the Chief Digital Officer at Parts Town, a commercial OEM replacement parts manufacturing company, since November 2022. Prior to joining Parts Town, Mr. Washington served as Vice President, Customer Experience at Home Depot from May 2019 to November 2022. Prior to joining Home Depot, Mr. Washington served as a Senior Vice President, Digital Commerce/Product Management at Monotype Imaging, a digital typesetting and typeface design company, from September 2017 to May 2019. Mr. Washington has also held senior leadership positions at Amazon, Staples, and Hewlett-Packard. Mr. Washington has served on many non-profit boards and currently serves on two advisory boards. Mr. Washington holds a bachelor’s degree in Accounting from the Leavy School of Business at Santa Clara University and an MST from Oregon Health & Science University (OGI Campus). Mr. Washington has also completed the Black Corporate Board Readiness program at Santa Clara University. We believe Mr. Washington is qualified to serve as director because of his broad expertise in business digitization and transformation, retail and supply-chain operations.

Vote Required

Director nominees will be elected by the affirmative vote of the majority of the votes cast at the meeting, meaning that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” such nominee. If any incumbent nominee receives a greater number of votes “Against” his or her election than votes “For” such election, our corporate governance guidelines require that such incumbent nominee promptly tender his or her resignation promptly following certification of the applicable stockholder vote; our board of directors, acting through certain qualified independent directors, will then decide whether to accept or reject the resignation, or whether other action should be taken, and we will publicly disclose the board’s decision within 90 days of the certification of the election results. Any shares not voted “For” or “Against” a particular nominee (whether as a result of an abstention or a broker non-vote) are not considered “votes cast” and therefore have no effect on the election of director nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on Nasdaq. Under the rules of Nasdaq (the “Nasdaq Rules”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed its composition, the composition of its committees and the independence of directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, other than Dr. Diorio and Mr. Phelan, none of our current directors or director nominees, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Rules.

Our board of directors has also determined that Messrs. Gibson and Sanghi and Ms. Rao, who comprise our audit and risk committee; Messrs. Washington, Padval and Gibson, who comprise our compensation committee; and Messrs. Sanghi and Padval and Ms. Rao, who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq Rules.

In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances it deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Diversity Matrix as of March 31, 2024

Board size:
Total number of directors	7

Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	6	1	-	-
Number of directors who identify in any of the categories below:
African American or Black	1	-	-	-
Alaskan Native of American Indian	-	-	-	-
Asian	2	1	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	-	-	-

Gender:	Male	Female	Non-Binary	Gender Undisclosed
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Undisclosed	-

Board Leadership Structure

Mr. Sanghi serves as the chair of the board of directors and Dr. Diorio serves as our chief executive officer. The roles of chief executive officer and chair of the board of directors are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the board of directors to determine whether to separate or combine these roles each time it elects a new chair or appoints a chief executive officer, based on the relevant facts and circumstances applicable at the time. Our board of directors has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our chief executive officer can focus on leading our company, while the chair can focus on leading the board of directors in overseeing management.

Risk Management

The role of our board of directors, and its committees, in risk management is consistent with our leadership structure, with our chief executive officer and senior management assessing and managing our risk exposure and our board of directors and its committees providing oversight in connection with those efforts. We believe this division of responsibilities facilitates effective oversight and management of the key risks that we face.

Our board of directors exercises its oversight responsibilities both directly and through its committees, as described below:

•
The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including strategic, financial and operational risks.
•
Our compensation committee oversees management of risks relating to our executive compensation plans and arrangements, and with attracting and retaining talent.
•
Our audit and risk committee oversees management of risks relating to accounting and financial reporting, as well as our enterprise risk management process.
•
Our nominating and governance committee oversees management of risks associated with the competence and independence of our board of directors and potential conflicts of interest.
•
Our entire board of directors is regularly informed about risk management activities at the committee level.

Board Meetings and Committees

During the year ended December 31, 2023, the board of directors held six meetings (including regularly scheduled and special meetings) and no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Mr. Padval, Dr. Diorio and Ms. Rao attended our 2023 annual meeting of the stockholders on behalf of our board of directors.

Our board of directors has an audit and risk committee, a compensation committee and a nominating and governance committee, each of which has the composition and the responsibilities described below.

Audit and Risk Committee

The members of our audit and risk committee are Meera Rao, Daniel Gibson and Steve Sanghi, each of whom is a non-employee member of our board of directors. Ms. Rao is the chair of our audit and risk committee. Each of Ms. Rao and Mr. Gibson qualify as an “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the Nasdaq Rules.

Our audit and risk committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit and risk committee also:

•
approves the hiring, discharging and compensation of our independent registered public accounting firm;
•
oversees the work of our independent registered public accounting firm;
•
approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•
reviews the qualifications, independence and performance of the independent registered public accounting firm;
•
reviews our consolidated financial statements and reviews our critical accounting policies and estimates;
•
reviews the adequacy and effectiveness of our internal controls and solicits input from department representatives on the accuracy of our public disclosures;
•
reviews and discusses with management and the independent registered public accounting firm the results of our annual audit, our quarterly consolidated financial statements and our publicly filed reports; and
•
oversees and monitors our risk management policies and operation of our enterprise risk management process and annually assesses its effectiveness.

The audit and risk committee held six meetings in 2023. The audit and risk committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit and risk committee charter is available on our website at http://corporate-governance.impinj.com.

Compensation Committee

The members of our compensation committee are Umesh Padval, Daniel Gibson and Miron Washington. Mr. Padval is the chair of our compensation committee. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee also:

•
reviews, and recommends to our board of directors, policies relating to compensation and benefits of our officers and employees;

•
reviews and approves (and, in the case of our chief executive officer, recommends to our board of directors) corporate goals and objectives relevant to compensation of our senior officers;
•
evaluates the performance of our officers in light of established goals and objectives;
•
establishes and administers our annual and long-term incentive compensation plans for our executive officers and senior executives;
•
establishes and periodically reviews policies for senior management perquisites;
•
evaluates the competitiveness of the compensation programs of our chief executive officers and other senior officers and our overall compensation programs;
•
evaluates compensation for our non-employee directors and makes recommendations to our board of directors regarding non-employee director compensation; and
•
administers our equity incentive plans.

The compensation committee met three times in 2023. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available on our website at http://corporate-governance.impinj.com. Pursuant to its charter, the compensation committee may form subcommittees and delegate to such subcommittees any power and authority the compensation committee deems appropriate, except for any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole.

Nominating and Governance Committee

The members of our nominating and governance committee are Steve Sanghi, Umesh Padval and Meera Rao. Mr. Sanghi is the chair of our nominating and governance committee.

Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and governance committee also:

•
evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;
•
assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;
•
recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors;
•
reviews and makes recommendations with regard to our corporate governance guidelines; and
•
reviews environmental, social and governance matters and opportunities that may significantly impact our business operations, performance, reputation or relations with various stakeholders.

The nominating and governance committee met two times in 2023. The nominating and governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and governance committee charter is available on our website at http://corporate-governance.impinj.com.

Our board of directors may from time to time establish other committees.

Considerations in Evaluating Director Nominees

The nominating and governance committee considers various factors in identifying and evaluating candidates for director roles. The nominating and governance committee considers the current size and composition of the board of directors and the board’s and its committees’ needs. Some of the qualifications that the nominating and governance committee considers include, without limitation, a candidate’s character, integrity, judgment, diversity, age, independence, skills, education, expertise, business experience and acumen, length of service, understanding of our business, and their other commitments. There are no stated minimum criteria for director nominees.

The board of directors also believes that the board should be a diverse body. In evaluating candidates for director nominations, the nominating and governance committee considers all aspects of each candidate’s qualifications and competencies in light of our needs, with a view towards creating a board of directors with diverse experiences and perspectives, including diversity with respect to race, gender, geography and areas of expertise. As stated in our corporate governance guidelines, the nominating and governance committee includes, and has any search firm that it engages include, highly qualified women and minority candidates in the pool from which director nominees are selected.

Stockholder Recommendations for the Board of Directors

Our nominating and governance committee will evaluate stockholder recommendations for director roles in accordance with its charter, our Bylaws and under applicable law. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock, and a signed letter from the candidate confirming willingness to serve on our board of directors.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to:

Impinj, Inc.
Attention: Corporate Secretary
400 Fairview Avenue North, Suite 1200
Seattle, WA 98109

All such stockholder communications will be forwarded to the appropriate board committee, or if none is specified, to the chairperson of the board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics is posted on the Corporate Governance portion of our website at http://corporate-governance.impinj.com. We will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K.

Compensation Committee Interlocks and Insider Participation

During 2023, Umesh Padval, Daniel Gibson, Miron Washington (beginning June 2023) and Gregory Sessler (until June 2023) served on our compensation committee. Dr. Diorio participated in compensation committee deliberations concerning executive officer compensation other than his own. No compensation committee member was or is a company officer or employee. No executive officer currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, if no such committee exists, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by board members for the year ended December 31, 2023. The table excludes Dr. Diorio, our co-founder, vice-chair, chief executive officer and director, and Mr. Phelan, our chief innovation officer and director. Neither Dr. Diorio nor Mr. Phelan received any compensation in their role as a director for the year ended December 31, 2023.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gregory Sessler(3)	31,363	-	31,363
Daniel Gibson(4)	66,401	184,640	251,041
Umesh Padval(5)	71,875	184,640	256,515
Steve Sanghi(6)	92,000	207,707	299,707
Meera Rao(7)	74,630	184,640	259,270
Miron Washington(8)	43,104	230,988	274,092

(1) Includes an annual retainer fee and a committee fee or chairperson fee, as applicable, earned quarterly.

(2) Represents the aggregate grant-date fair value of stock awards granted in 2023. We have computed these amounts in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718. For a discussion of valuation assumptions, see note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.

(3) Mr. Sessler ceased to be a member of our board of directors effective June 8, 2023. As of December 31, 2023, Mr. Sessler held no outstanding equity awards.

(4) As of December 31, 2023, Mr. Gibson held restricted stock units for the settlement of 1,729 shares of common stock, of which no shares were vested as of such date.

(5) As of December 31, 2023, Mr. Padval held restricted stock units for the settlement of 1,729 shares of common stock, of which no shares were vested as of such date.

(6) As of December 31, 2023, Mr. Sanghi held restricted stock units for the settlement of 1,945 shares of common stock, of which no shares were vested as of such date.

(7) As of December 31, 2023, Ms. Rao held restricted stock units for the settlement of 1,729 shares of common stock, of which no shares were vested as of such date.

(8) As of December 31, 2023, Mr. Washington held restricted stock units for the settlement of 2,071 shares of common stock, of which no shares were vested as of such date.

Outside Director Compensation Policy

Our outside director compensation policy is administered by our board of directors, with recommendations provided by its compensation committee. We offer cash and stock-based compensation to attract and retain qualified outside candidates to serve on our board of directors.

Our board of directors, in conjunction with its compensation committee, periodically reviews the type and form of compensation paid to our outside directors to assess the competitiveness of our outside director compensation program is competitive and provides compensation that is appropriate for retaining and attracting qualified directors. Our board of directors also engages Compensia, a national executive compensation consulting firm, as an external advisor to review and recommend changes to the compensation paid to our outside directors. Any changes in compensation are ratified by the board of directors.

Effective April 2, 2023, we previously amended our outside director compensation policy to update the cash compensation payable to our outside directors. We further amended our outside director compensation policy to update the cash compensation payable to our outside directors, effective March 31, 2024. The table below summarizes the cash amounts payable to our directors, on an annualized basis, under our outside director compensation policy, both before and after the effectiveness of such amendments:

	Prior to April 2, 2023	From April 2, 2023 and prior to March 31, 2024	From and after March 31, 2024
		Amount ($)
Board of Directors:
Member	40,000	50,000	50,000
Chair	17,500	25,000	25,000
Audit and Risk Committee:
Member	8,000	12,500	12,500
Chair	16,000	25,000	25,000
Compensation Committee:
Member	5,000	10,000	10,000
Chair	10,000	17,500	17,500
Nominating and Governance Committee:
Member	5,000	10,000	10,000
Chair	10,000	10,000	15,000

All cash payments to outside directors are paid quarterly in arrears on a pro-rated basis.

Our outside director compensation policy also provides for the following equity compensation to our outside directors, subject to any limits in our 2016 Equity Incentive Plan (the “2016 Plan”):

•
on the first day a person becomes an outside director (other than by appointment on the date of each annual stockholder meeting), they will be granted a restricted stock unit award equal to (1) the initial award value (as shown in the table below) multiplied by a fraction (a) the numerator of which is (x) 12 minus (y) the number of months between the date of the last annual meeting of stockholders and the date the individual became an outside director and (b) the denominator of which is 12; divided by (2) the per share value (as defined below), which award is referred to in this proxy statement as an initial award;
•
on the date of each annual meeting of our stockholders, each outside director will be granted a restricted stock unit award equal to (1) the annual award value (as shown in the table below)

divided by (2) the per share value, which award is referred to in this proxy statement as an annual award; and
•
on the date of each annual meeting of our stockholders, an outside director who is serving as chair of the board of directors and is eligible for an annual award will be granted, in addition to an annual award, a restricted stock unit award equal to (1) the annual chair award value (as shown in the table below) divided by (2) the per share value, which is referred to in this proxy statement as a board-chair annual award, and an outside director who is serving or is appointed as chair of the board of directors and is eligible for an initial award will be granted, in addition to the initial award, a board-chair annual award pro-rated in the same manner as an initial award.

Our outside director compensation policy was amended effective April 2, 2023 and March 31, 2024 to update the value of the equity compensation payable to out directors. The table below summarizes the value of the equity awards issuable under our outside director compensation policy, both before and after the effectiveness of such amendments:

	Prior to April 2, 2023	From April 2, 2023 and prior to March 31, 2024	From and after March 31, 2024
	Amount ($)
Initial award value	175,000	200,000	250,000
Annual award value	175,000	200,000	250,000
Annual chair award value	17,500	25,000	25,000

Each initial, annual or board chair annual award described above, referred to in this proxy statement as an outside director award, vests upon the earlier of (i) the one-year anniversary of the date such award was granted and (ii) the date of the next annual meeting following the grant date, in each case, subject to the director’s continuing to be a service provider; however, in the event of a Change in Control (as defined in the 2016 Plan), all outside director awards shall vest in full.

As used above, “per share value” generally means the average trading price for a share of our common stock over the period beginning on the date that is 10 trading days prior to our announcement of quarterly earnings for the fiscal quarter immediately prior to the grant date of an award, and ending on the date that is 9 trading days after the earnings announcement.

Outside directors may be permitted to defer the settlement of an outside director award subject to the terms of our outside director compensation policy.

The 2016 Plan provides that in any given year, an outside director may not receive awards having a grant date fair value greater than $500,000, as determined under GAAP. This maximum limit does not reflect the intended size of any potential grants or a commitment to make grants in the future.

Outside directors may not sell, pledge, assign, hypothecate, transfer or dispose of in any manner other than by will or by the laws of descent or distribution, shares of our common stock received in an outside director award while the outside director continues to serve as a director, other than in order to pay for any tax obligations arising from the vesting and/or settlement of such award.

We also reimburse our outside directors for reasonable, customary and documented travel expenses incurred in connection with attending board of directors and committee meetings.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are subject to our stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of our common stock expressed as a lesser of (i) a multiple of five times the annual cash board retainer or (ii) 2,000 shares of our common stock. There is no required time period within which a non-employee director must attain the applicable stock ownership level. However, until the stock ownership level is achieved, our non-employee directors must retain 100% of the net profit shares by the later of February 16, 2028 and the fifth anniversary of the director’s initial appointment to the board of directors. Shares owned directly or jointly with a spouse, shares equal to the number of vested deferred stock units, shares credited to a 401(k) plan account, and shares held in trust are counted toward the guidelines. Pledged shares and unvested and unearned shares of restricted stock, restricted stock units, performance shares and shares subject to stock options (whether or not vested) do not count towards the stock ownership level.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit and risk committee of the board of directors has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2024. EY began serving as our independent registered public accounting firm for the audit of our financial statements for the year ended December 31, 2020.

Notwithstanding EY’s selection as our independent registered public accounting firm for the year ending December 31, 2024, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit and risk committee believes that such a change would be in the best interests of Impinj, Inc. and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024. Our audit and risk committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of EY, the board of directors may reconsider the appointment.

Fees Paid to our Independent Registered Public Accounting Firm

The following table summarizes the fees billed by our independent registered public accounting firms for the fiscal years ended December 31, 2023 and 2022, inclusive of out-of-pocket expenses. All fees described below were pre-approved by the audit and risk committee.

	Year Ended December 31,
Fee Category	2023	2022
Audit fees(1)	$1,653,436	$1,145,943
Audit-related fees(2)	-	-
Tax fees(3)	-	-
All other fees(4)	$1,803	$1,803
Total fees	$1,655,239	$1,147,746

(1) Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings.

(2) Audit-related fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” We did not incur any audit-related fees during 2023 or 2022.

(3) Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

(4) All other fees include any fees billed that are not audit or audit related. In 2023 and 2022, these fees consisted of fees for an accounting and financial reporting research tool.

Auditor Independence

In 2023, there were no other professional services provided by EY that would have required the audit and risk committee to consider their compatibility with maintaining the independence of EY.

Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit and risk committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The audit and risk committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings. In accordance with the foregoing, the committee has delegated to the chair of the audit and risk committee the authority to pre-approve services to be performed by our independent registered public accounting firm and associated fees, provided that the chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full audit and risk committee for ratification at its next regular meeting.

Vote Required

The ratification of the appointment of EY must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL NO. 3

ADVISORY VOTE ON COMPENSATION OF NAMED
EXECUTIVE OFFICERS (“SAY-ON-PAY”)

At our 2022 annual meeting of stockholders, our board of directors recommended, and our stockholders approved, holding an advisory vote on the compensation of our named executive officers every year. Accordingly, pursuant to Section 14A of the Exchange Act and in accordance with SEC rules, we are providing our stockholders with the opportunity to vote at the Annual Meeting on this advisory or non-binding proposal regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”).

This say-on-pay proposal gives our stockholders the opportunity to express their overall views on how we compensate our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on us, the board of directors or the compensation committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to better understand the concerns that influenced the vote, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

For more information about our named executive officer compensation during the fiscal year ended December 31, 2023, please refer to the “Executive Compensation” section of this proxy statement. We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation.

We ask our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders of Impinj, Inc. approve, on an advisory basis, the compensation of Impinj, Inc.’s named executive officers, as disclosed in the Impinj, Inc.’s proxy statement for the 2024 annual meeting of stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures.”

Vote Required

The approval, on an advisory or non-binding basis, of our named executive officer compensation must receive the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE SAY-ON-PAY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW

On April 2, 2024, our board of directors voted to approve, and to recommend that our stockholders approve, an amendment to our certificate of incorporation to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances, as permitted by Delaware law. The proposed certificate of amendment to our amended and restated certificate of incorporation, which would implement this proposal, is attached to this proxy statement as Annex A.

Background and Rationale for Officer Exculpation

Pursuant to, and consistent with, Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation already eliminates the monetary liability of directors for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware corporations to exculpate certain officers for breaches of the fiduciary duty of care for direct claims. Like the corresponding provisions limiting the liability of directors, Section 102(b)(7) does not permit eliminating liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Section 102(b)(7) also does not permit limiting the liability of officers in any derivative action (brought by or in the right of the company).

Officer exculpation would mitigate the risk to our officers of personal financial ruin due to an unintentional misstep—which is important for attracting and retaining talent—while not negatively impacting stockholder rights. Taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the nominating and governance committee believes would provide to the company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the nominating and governance committee recommended to our board of directors an amendment to the certificate of incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the board of directors believes that it is in the best interests of the company and our stockholders to amend the certificate of incorporation as described here.

Proposed Amendment to Our Certificate of Incorporation

To implement these officer exculpation provisions, we must amend Article VIII of our certificate of incorporation. If the amendment is approved by our stockholders, we intend to file a certificate of amendment, in the form attached as Annex A to this proxy statement, with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting, at which time the new amendment will become effective.

The foregoing description of the amendments to our amended and restated certificate of incorporation are qualified in their entirety by, and you should read them in conjunction with, the full text of the proposed certificate of amendment, which is attached to this proxy statement as Annex A.

Vote Required

The affirmative “FOR” vote of a majority of the voting power of the shares outstanding as of the record date for the Annual Meeting is required to approve this amendment to our certificate of incorporation. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Vote Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF OFFICERS AS PERMITTED BY LAW

REPORT OF THE AUDIT AND RISK COMMITTEE

The board's audit and risk committee currently comprises three independent directors as required by the Nasdaq Rules and the SEC's rules and regulations. The audit and risk committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for any appropriate changes.

The audit and risk committee members are currently Meera Rao (chair), Daniel Gibson and Steve Sanghi. Each member of the audit and risk committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq Rules and Rule 10A-3 of the Exchange Act. The board of directors has also determined that Ms. Rao and Mr. Gibson are each an “audit committee financial expert” as described in applicable SEC rules and regulations.

The audit and risk committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit and risk committee is responsible for monitoring and overseeing these processes.

The audit and risk committee held six meetings during 2023. The meetings were designed to provide information to the audit and risk committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit and risk committee, management and our independent registered public accounting firm for fiscal year 2023, Ernst & Young, LLP. Management represented to the audit and risk committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit and risk committee reviewed and discussed the audited financial statements for fiscal year 2023 with management and the independent registered public accounting firm. The audit and risk committee also instructed the independent registered public accounting firm that the audit and risk committee expects to be advised if there are any subjects that require special attention.

The audit and risk committee discussed with the independent registered public accounting firm the matters required to be discussed by the independent registered accounting firm with the audit and risk committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit and risk committee has also received the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young, LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit and risk committee concerning independence, and has discussed with Ernst & Young, LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the audit and risk committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

The audit and risk committee of the board of directors of Impinj, Inc.:

Meera Rao (Chair)

Daniel Gibson

Steve Sanghi

This audit and risk committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Impinj, Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Impinj, Inc. specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of March 31, 2024. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Executive Officers
Chris Diorio, Ph.D.	62	Director, Chief Executive Officer and Vice Chair
Cary Baker	48	Chief Financial Officer
Jeff Dossett	63	Chief Revenue Officer
Hussein Mecklai	51	Chief Operating Officer
Cathal Phelan	60	Director and Chief Innovation Officer

There are no family relationships among any of the directors or executive officers.

Executive Officers

Chris Diorio, Ph.D. See the section entitled “Election of Directors—Nominees for Director.”

Cary Baker has served as our chief financial officer since February 2020. Prior to joining us, Mr. Baker was senior vice president, chief financial officer and treasurer of RealNetworks, Inc. from May 2017 to February 2020. From February 2015 to April 2017, he served as chief financial officer of HEAT Software, Inc., and from March 2014 to October 2016, Mr. Baker also served as chief financial officer of NetMotion Software, an affiliate of HEAT Software, Inc. From May 2010 to November 2013, he also held key financial leadership roles at Clearwire Corporation, including most recently as vice president, finance. Mr. Baker’s earlier experience includes financial leadership roles at Boost Mobile and Sprint Corporation. Mr. Baker holds an M.B.A. from the Kelley School of Business at Indiana University and a B.S. in finance from the University of Idaho.

Jeff Dossett has served as our chief revenue officer since June 2020. Prior to his promotion to chief revenue officer, Mr. Dossett served as our executive vice president of sales and marketing from January 2018 to June 2020. Previously, he served as our senior vice president of marketing and business development from May 2017 to December 2017. Prior to joining us, Mr. Dossett was a strategic advisor for GOOD Worldwide Inc., a global media brand and social impact company, from January 2007 to July 2017 and served as chief executive officer of GOOD Worldwide Inc. from March 2016 to October 2016. From December 2013 to March 2015, he served in various roles at Porch, Inc., an online home services platform, including head of partnerships, corporate development and interim chief financial officer. From October 2010 to May 2013, he served as executive vice president responsible for partnerships and revenue, and from May 2013 to December 2013 as chief revenue officer of Leaf Group Inc. (formerly known as Demand Media Inc.), a publicly traded content company. Mr. Dossett received a B.A. in business management and general management from Ivey Business School at Western University.

Hussein Mecklai has served as our chief operating office since February 2022. Prior to his promotion to chief operating officer, Mr. Mecklai had served as our executive vice president, engineering since December 2018. Previously, Mr. Mecklai held various positions at Intel Corporation from 2013 to 2018, including vice president, platform engineering group and general manager, product architecture group from February 2016 until December 2018. Mr. Mecklai received a B.S. in electrical engineering from Lafayette College, and a M.S. in electrical engineering from Lehigh University.

Cathal Phelan. See the section entitled “Election of Directors—Nominees for Director.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Business

Our vision is a boundless Internet of Things, in which every physical item that businesses manufacture, transport and sell, and that people own, use and recycle, is wirelessly connected to a digital counterpart — a digital twin — in the cloud. Our mission is to connect every thing. We design and sell a platform that enables that wireless item-to-cloud connectivity and with which we and our partners innovate Internet of Things (“IoT”) solutions.

Today, our platform connects tens of billions of everyday physical items. That connectivity helps businesses discover, engage and protect those items from manufacturing through point-of-sale. We are focused on broadening our platform’s reach from billions of items to trillions, and extending that item connectivity to include consumer use and end-of-life recycling, thereby enabling not just businesses, but also people, to derive value from their connected items.

The item connectivity that our platform delivers today improves efficiencies for retailers, supply chain and logistics providers, airlines, automobile manufacturers, healthcare companies and more. We believe the IoT we are driving will, in the future, provide businesses and people with ubiquitous access to digital twins of every item they care about, each storing an item’s history and current owner, and help people explore and learn about the item. We believe that that connectivity will transform the world.

2023 Business Highlights

Fiscal year 2023 was a year of solid growth despite market headwinds. Among our achievements were:

•
Revenue. Crossing the $300 million threshold for the first time, total revenue was $307.5 million, up 19% from $257.8 million in 2022.
•
Adjusted EBITDA.* Delivered four quarters of positive adjusted EBITDA.
•
Total Shareholder Return. Our three-year cumulative total shareholder return (“TSR”) was 115.0%, outperforming the PHLX Semiconductor Index (55.4%) and the S&P Semiconductor Select Industry Index (19.2%) over the cumulative three-year period.

* Non-GAAP financial measure. For more information, see the section entitled “Other Matters—Explanation of Non-GAAP Financial Measures” on page 64.

The 2023 Stockholder Advisory Vote on Executive Compensation

At our 2023 annual meeting of stockholders, we conducted an advisory vote on executive compensation (a “say-on-pay vote”). Approximately 88% of the shares represented and entitled to vote on our 2023 say-on-pay vote (excluding broker non-votes) approved, on an advisory basis, the compensation of our named executive officers. Our compensation committee considers the result of our say-on-pay votes in determining named executive officer compensation.

Based in part on the strong level of support for our executive compensation philosophy, program, and practices demonstrated by the result of last year’s say-on-pay vote, our compensation committee decided to continue our compensation philosophy and further emphasize our commitment to align the interests of our named executive officers with those of our stockholders. Following the result of our say-on-pay-vote at our 2022 annual meeting, we made the following changes to our executive compensation program in 2023:

•
We updated our bonus plan to pay bonuses 100% in cash instead of 50% in cash and 50% in stock awards, reflecting that we were more consistently cash-flow positive compared to previous years.
•
We increased the proportion of performance-based restricted stock awards (“PSUs”) to be at least 50% of our executives’ equity compensation. Our PSUs measure performance based on our relative total shareholder return (“TSR”).
•
We exclusively used a three-year TSR measurement period, instead of the 50/50 mix of two- and three-year measurement periods used in 2021 and 2022.

We value the opinions of our stockholders. Key members of management frequently meet with major stockholders to ensure that we understand and address their concerns and observations about our business including any executive compensation related concerns they might have. Our compensation committee will consider the outcome of this year’s say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers going forward.

Our Process for Setting Executive Officer Compensation

The compensation committee is primarily responsible for setting the compensation of our executive officers, including our named executive officers. Its responsibilities include determining (i) the value for each element of our executive officers’ direct compensation, (ii) the structure, metrics and targets we use for our performance-based compensation elements and (iii) the group of companies we use to evaluate market rates for compensation. When discharging its responsibilities, the compensation committee relies on input from our management and its independent compensation consultant, whose roles are discussed below. After its review and evaluation of input from our management and compensation consultant, the compensation committee sets the compensation for our executive officers (other than Dr. Diorio and Mr. Phelan) and recommends to our board of directors the compensation to be paid to Dr. Diorio and Mr. Phelan. Our board of directors approves the compensation to Dr. Diorio and Mr. Phelan following deliberation.

Our management provides our compensation committee with its perspectives on certain aspects of our executive officers’ compensation, including the metrics and targets used in our performance-based compensation elements and the companies that constitute our compensation peers. Additionally, for each executive officer, Dr. Diorio recommends an amount of each element of compensation for such named executive officer to the compensation committee based on his review of the executive officers’ performance and market data for that executive officers’ role and scope of responsibility. Dr. Diorio does not review his compensation; rather, the compensation committee does so, based on performance and market data. Further, none of our named executive officers, including Dr. Diorio, participate in such deliberations by our board of directors or the compensation committee on their compensation.

For 2023, our compensation committee engaged Compensia, a national executive compensation consulting firm. In connection with engaging Compensia, the compensation committee considered the independence factors established by Nasdaq and the SEC and concluded that the engagement did not create any conflicts of interest and that Compensia was independent. Compensia supported the compensation committee by providing input on the compensation of certain officers, including our named executive officers and our non-employee directors. Specifically, our compensation committee directed Compensia to:

•
update the peer group used to determine the competitive market for executive and director compensation;
•
review our executive compensation philosophy;
•
assess the competitiveness of our executive compensation program;

•
assess long-term incentive practices for executives, including the terms of equity awards whose vesting is tied to our relative TSR;
•
assess the competitiveness of our director compensation program; and
•
review and provide input on compensation-related policies including stock ownership guidelines and clawback policy.

Compensation Corporate Governance

We strive to adhere to good corporate governance practices in our compensation processes. All members of our compensation committee are independent. We work with an independent compensation consultant who is knowledgeable of good governance practices generally and has a current, objective view of the relevant market for leadership talent. We link rewards with performance and achievement. We are careful to structure our compensation programs to avoid inappropriate risk taking. Finally, we follow a balanced compensation philosophy that is aligned with our company’s values.

Our Compensation Philosophy

Our compensation philosophy is to provide a competitive, reasonable total pay package that allows us to attract and retain the most qualified individuals to lead our business, while rewarding them largely based on our short-term and long-term financial performance, and for increasing value for our stockholders.

Our compensation committee aimed to pay our named executive officers in 2023 with a significant equity component, thereby focusing our executive officers on increasing our company’s value over the long-term and aligning their interests with those of our stockholders. Additionally, the compensation committee continued to utilize at-risk, performance-based equity compensation as a significant component of our executive officers’ compensation for 2023, so that our executive officers will realize meaningful portions of their compensation only if our company performs at a high level.

Considerations in Setting Executive Officer Compensation

Our compensation committee primarily relied on its subjective consideration of various factors to set the amounts of our executive officers’ compensation in 2023. The compensation committee evaluated each executive officer’s performance and scope of responsibility, and considered the historical compensation paid by us along with internal pay parity considerations. The compensation committee also reviewed how our peer companies (as discussed below) pay executives with similar responsibilities. The compensation committee also considered the recommendations of Dr. Diorio (except with respect to his own compensation).

In setting the 2023 compensation for our executive officers, our compensation committee selected, and reviewed compensation data from a group of 19 public companies that generally satisfied criteria based on review of relative industry and complexity of business and scope factors including revenue (focusing on companies up to 2.5x our revenue), strong revenue growth, market capitalization (focusing on companies up to 3.0x our market capitalization) and other considerations including company stage / time from IPO and headcount. The compensation committee removed Boingo Wireless, CalAmp, Digimarc and ORBCOMM from our peer group because Boingo Wireless and ORBCOMM were acquired in 2021, and CalAmp and Digimarc no longer met our revenue and market capitalization criteria. The compensation committee added A10 Networks, iRhythm Technologies, Rambus and Universal Display to the peer group, each of which satisfied all of the targeted criteria.

These 19 companies are listed below.

A10 Networks	iRhythm Technologies	PDF Solutions
ACM Research	Lattice Semiconductor	Rambus
Ambarella	MaxLinear	SiTime
Cambium Networks	Mesa Laboratories	Sumo Logic
CEVA	Mitek Systems	Universal Display
Digi International	nLight
Inseego	Ooma

Our compensation committee also reviewed executive compensation data from companies with similar size and value characteristics, based on broader technology company survey data. In setting each executive officer’s compensation, our compensation committee did not determine compensation amounts based solely on a comparison against certain compensation percentiles within the peer group data. Rather, the compensation committee used the peer group data to obtain a general understanding of the practices of our compensation peers and then relied on its judgment, including consideration of the factors described above in totality, to set an executive officer’s compensation.

Elements of Our Named Executive Officers’ Compensation

The table below describes the principal elements of our executive compensation program in 2023. Each named executive officer is eligible for these compensation elements annually.

Element	Description	Objective
Base salary	Cash payment at regular intervals	• Provide a guaranteed level of income
Annual bonus	Annual cash payments earned based on our achievement of revenue and adjusted EBITDA metrics	• Provide the opportunity to earn additional compensation by achieving certain annual company goals
Restricted stock unit (“RSU”) awards	RSU grants that vest into shares of our common stock typically over four years	• Align officers’ and stockholders’ interests by rewarding the creation of long-term stockholder value • Long-term retention through use of a multi-year vesting schedule
PSU awards

PSU grants that vest and settle in shares of our common stock (for 2023, at the end of three years) based on our achievement of TSR as compared to the S&P Semiconductor Select Industry Index over the measurement period

• Incentivize long-term company achievements • Align officers’ and stockholders’ interests by rewarding the creation of long-term stockholder value

Base Salary

In March 2023, our board of directors, after considering the recommendation of the compensation committee, approved an increase in base salary for each of our named executive officers. In doing so, the compensation committee took into consideration the high-level of competency each of our named executive officers demonstrate in their roles, the recommendations of Dr. Diorio (other than with respect to Dr. Diorio’s own compensation), and changes needed to bring our named executive officers’ base salaries closer in line with peer companies (as discussed above) for their roles. All of the foregoing base salary changes were effective April 2, 2023.

NEO	2022 Base Salary Rate Per Annum	2023 Base Salary Rate Per Annum
Chris Diorio, Ph.D.	$400,000	$420,000
Cary Baker	$360,000	$375,000
Jeff Dossett	$315,000	$335,000
Hussein Mecklai	$390,000	$405,000
Cathal Phelan(1)	-	$370,000

(1)
Mr. Phelan began serving as our Chief Innovation Officer effective January 1, 2023. His compensation during 2022 relating to his roles as a director and consultant has been excluded from the table above.

2023 Bonus Plan

Our 2023 Bonus Plan (the “2023 Bonus Plan”) is designed to incentivize our employees, including our named executive officers, to achieve certain key annual financial metrics. For the 2023 Bonus Plan, Dr. Diorio’s target bonus opportunity as a percentage of his base salary remained the same as 2022 at 125%. Mr. Baker’s target bonus opportunity as a percentage of his base salary was increased from 65% to 75%. The target bonus opportunity for Mr. Dossett and Mr. Mecklai was unchanged from 2022 at 100% and 75%, respectively. Mr. Phelan’s target bonus opportunity was 65%.

For 2023, 100% of earned bonuses were payable in cash. This is a change from the 2022 Bonus Plan, under which 50% of any earned bonuses was provided in cash and 50% was provided in the form of RSUs, and the 2021 and 2020 Bonus Plans, under which 100% of earned bonuses were payable in RSUs. Our bonus program has evolved over time to pay bonuses in cash as our cash flow has improved.

The table below shows each named executive officer’s 2023 Bonus Plan target opportunity, expressed as a dollar amount and as a percentage of such officer's 2023 base salary.

Named Executive Officer	Percentage of 2023 Base Salary	2023 Bonus Plan Target Opportunity (Cash Amount at Target)
Chris Diorio	125%	$525,000
Cary Baker	75%	$281,250
Jeff Dossett	100%	$335,000
Hussein Mecklai	75%	$303,750
Cathal Phelan	65%	$240,500

Our 2023 Bonus Plan had a potential payout ranging from zero to 200% of a named executive officer’s target. The payout depended on our achievement of revenue and adjusted EBITDA goals. Minimum and target payout thresholds were $360 million and $400 million, respectively, for revenue, representing a 39.6% and 55.2% increase, respectively, over 2022 actual results. Minimum and target payout adjusted EBITDA thresholds were $60 million and $78.1 million, respectively. Revenue and adjusted EBITDA each represented 40% of weighting of a participant’s target bonus, together representing 80% of a participant’s target bonus. Payouts between the target (100%) and maximum (200%) levels based on revenue and adjusted EBITDA, were to be computed by linear interpolation. The 20% weighting not based on revenue or adjusted EBITDA goals was based on company and individual performance, and included an overachievement opportunity that could result in awards of up to 200% of target.

Following the completion of the 2023 performance period, the compensation committee reviewed our performance across the predetermined financial performance goals detailed above to determine the amounts to be paid to all plan participants, including our named executive officers. The compensation committee determined that, despite the fact that revenue grew 19% for the year, based on actual revenue of $307.5 million and adjusted EBITDA of $21.8 million, the predetermined revenue and adjusted EBITDA goals were not achieved. Also, after considering actual results, along with other factors including the company’s decision to effect a reorganization in early 2024, the compensation committee and, with respect to our CEO, our board of directors, chose not to pay out to named executive officers the component of the 2023 bonus relating to corporate and individual performance. This yielded an overall zero payout for named executive officers under the 2023 Bonus Plan. The compensation committee and our board of directors may take this exercise of negative discretion into consideration as it structures incentives for named executive officers in the future.

Adjusted EBITDA is a non-GAAP financial measure. For more information, see the section entitled “Other Matters—Explanation of Non-GAAP Financial Measures” on page 64.

Equity Compensation

Starting in 2021, our compensation committee and board of directors eliminated stock options from the equity granted to our named executive officers, and instead introduced a PSU program. The compensation committee and board of directors made this change after reviewing equity grant practices at peer companies and in the broader technology company market and assessing the PSU program’s incentive and retentive value. For fiscal 2023, each named executive officer received 50% of his target annual equity value in the form of RSUs and 50% in the form of PSUs, consistent with the mix of RSUs and PSUs among our peer companies.

The table below sets forth, for each named executive officer, the target number of PSUs, the number of RSUs, and the target equity value of all such awards. For more information on these equity grants, see the section entitled “Grants of Plan-Based Awards” below.

NEO	Target Number of PSUs	Number of RSUs	Target 2023 Equity Compensation
Chris Diorio	19,580	19,580	$4,995,000
Cary Baker	7,665	7,665	$1,958,000
Jeff Dossett	8,460	8,460	$2,160,000
Hussein Mecklai	8,460	8,460	$2,160,000
Cathal Phelan	6,610	6,610	$1,668,000

In sizing our named executive officers’ 2023 equity awards, our compensation committee considered the factors described under the section entitled “Considerations in Setting Executive Officer Compensation” above, including a peer group data assessment to gain an understanding of target equity compensation for our compensation peers’ executives. The compensation committee also sought to grant a combination of RSUs and PSUs to balance the three considerations of driving strong shareholder returns, aligning our named executive officers’ interests with our stockholders’ interests, and retention.

PSU awards. PSU awards measure our TSR relative to the S&P Semiconductor Select Industry Index (the “Index”). Beginning and ending TSRs for us and each company in the Index are calculated using a 30-day average of closing stock prices preceding the relevant date, as adjusted to reflect dividends reinvested on each ex-dividend date during the applicable 30-day period (or, in the case of the ending price, the full performance period).

For the 2023 PSU awards, our relative TSR is measured over a three-year performance period, from January 1, 2023 through December 31, 2025. For the 2022 PSU awards, PSUs representing half of the PSUs granted in each year vested based on our relative TSR over a two-year performance period (January 1, 2022 through December 31, 2023), and the other half vested based on a three-year performance period (January 1, 2022 through December 31, 2024). For the 2021 PSU awards, PSUs representing half of the PSUs granted in each year vested based on our relative TSR over a two-year performance period (January 1, 2021 through December 31, 2023), and the other half will vest based on a three-year performance period (January 2, 2021 through December 31, 2023).

The number of units that are earned after each performance period is determined according to the following table, using linear interpolation to determine vesting between the given percentile ranks. The earned units vest on March 1st following the end of the applicable performance period, and subject to the named executive officer’s continued service with us through the applicable vesting date.

	Applicable Percentage of Target PSUs That Vest
Percentile rank	If our TSR is positive	If our TSR is negative
Below 25th percentile	None	None
50th percentile	100%	100%
75th percentile and above for 2023; 85th percentile and above for 2022 and 2021	200%	100%

If there is a “change in control” before the performance period ends, performance will be measured by comparing the share price for our company’s common stock in the change-in-control transaction to the TSR of the Index three days prior to the change in control, each as adjusted for dividends during the performance period. Any RSUs earned due to a change-in-control transaction will vest as follows: a pro-rata amount will vest upon the change in control based on the number of whole months the executive serves during the applicable performance period, with the remainder vesting quarterly through the original performance period. Such vesting is subject to the executive remaining a service provider through the vesting date, and to any vesting acceleration that might apply under the executive’s severance agreement. For more information, see the section entitled “Agreements with our Named Executive Officers” below.

RSU awards. Each named executive officer will vest in one quarter of his 2023 RSU award on March 23, 2024, and so long as that named executive officer remains a service provider he will vest one sixteenth of the award each quarterly thereafter, such that the entire award will be vested by April 2027.

Defined Contribution Plans

We maintain a 401(k) retirement plan to enable eligible employees to save for retirement on a tax advantaged basis. Eligible employees may participate in the plan at the start of the month on or after their start date, and participants are able to defer up to 100% of eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are invested in investment alternatives selected by the participant. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

The 401(k) plan permits us to make matching, tax-deductible regular and profit-sharing contributions to eligible participants. In 2021, we adopted a discretionary company match equal to 50% of an employee’s contributions, up to 6% of eligible pay. Matching contributions are subject to three-year vesting. The compensation committee believes that matching contributions help to attract and retain talented employees and executives.

Other Benefits Available to Our Named Executive Officers

In addition to the elements of compensation described above, our named executive officers are eligible to receive standard employee benefits. In 2023, we paid for disability insurance premiums for each of our named executive officers. Named executive officers received no additional perquisites in 2023.

Agreements with our Named Executive Officers

We have entered into employment agreement with each of our named executive officers. Each named executive officer is an “at-will” employee, receives a base salary, has the opportunity to earn an incentive award under the 2023 Bonus Plan, is eligible to receive equity grants, and is eligible to receive our standard employee benefits. The elements of compensation payable to each of our named executive officers are described above in the section entitled “Executive Compensation—Elements of our Named Executive Officers’ Compensation.” The other terms of our employment agreements with our named executive officers are summarized below.

Chris Diorio, Ph.D.

We entered into an employment agreement with Dr. Diorio, our co-founder, vice-chair and chief executive officer, dated March 16, 2007, as amended and restated as of December 19, 2008 and as amended on February 20, 2009. This agreement has no specific term and constitutes at-will employment.

Under Dr. Diorio’s employment agreement, if Dr. Diorio’s employment is terminated other than for death, Cause or Disability (each as defined in his amended and restated employment agreement), or if he resigns for Good Reason (as defined in his amended and restated employment agreement), he will be eligible to receive the following benefits so long as he (i) timely signs and does not revoke an effective release of claims within 120 days following termination and (ii) continues to comply with enforceable non-competition and non-solicitation provisions in his employment agreement:

•
continued payment of base salary for a period of six months (or 12 months, if his termination occurs within 12 months following a Change of Control) (as defined in his amended and restated employment agreement);
•
lump sum payment equal to 50% of annual base salary if his termination occurs within 12 months following a Change of Control;
•
pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents or taxable monthly payment equal to such premium amount in lieu of such reimbursement for six months following his termination of employment;
•
accelerated vesting of 25% of the then unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control); and
•
extension of the exercise period for outstanding vested stock options by up to one year following termination.

Cary Baker

We entered in an employment agreement with Mr. Baker, dated January 9, 2020. The agreement does not have a specific term and provides that Mr. Baker is an at-will employee.

If we terminate Mr. Baker’s employment for reasons other than for Cause (as defined in his employment agreement), death or Disability (as defined in his employment agreement) or if Mr. Baker resigns for Good Reason (as defined in his employment agreement), then subject to the execution and non-revocation of a release of claims in the form provided by us and compliance with the restrictive covenants set forth therein, Mr. Baker will be eligible to receive:

•
severance pay at a rate equal to his base salary rate then in effect for six months from the date of termination;
•
the pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums for Mr. Baker and his eligible dependents, if Mr. Baker timely elects health insurance continuation through COBRA, or taxable monthly payments of an equivalent amount for six months following the termination date in lieu of COBRA premium reimbursements;
•
accelerated vesting of 25% of then unvested portion of outstanding equity awards, or 100% acceleration if his termination occurs within 12 months following a Change of Control (as defined in his employment agreement); and
•
extension of the exercise period for outstanding vested stock options by up to one year following termination.

Jeff Dossett

We entered in an employment agreement with Mr. Dossett, dated April 28, 2017. The agreement has no specific term and provides that Mr. Dossett's employment is at-will.

Under Mr. Dossett’s employment agreement, if Mr. Dossett’s employment is terminated other than for death, Cause or Disability (each as defined in his employment agreement), or if he resigns for Good Reason (as defined in his employment agreement), he will be eligible to receive the following benefits, so long as he timely signs and does not revoke an effective release of claims within 120 days following termination and continues to comply with enforceable non-competition and non-solicitation provisions in his employment agreement:

•
continued payment of base salary for a period of six months;
•
pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents or taxable monthly payment equal to such premium amount in lieu of such reimbursement for six months following his termination of employment; and
•
accelerated vesting of 100% of the then unvested portion of outstanding equity awards if his termination occurs within six months following a Change of Control (as defined in his employment agreement).

Hussein Mecklai

We entered in an employment agreement with Mr. Mecklai, dated November 13, 2018. The agreement has no specific term and reflects that Mr. Mecklai is an at-will employee.

Under Mr. Mecklai’s employment agreement, if we terminate Mr. Mecklai’s employment for reasons other than for Cause (as defined in his employment agreement), death or Disability (as defined in his employment agreement) or Mr. Mecklai resigns for Good Reason (as defined in his employment agreement), then, subject to the execution and non-revocation of a release of claims in the form provided by us and compliance with the restrictive covenants set forth therein, Mr. Mecklai will be eligible to receive:

•
severance pay at a rate equal to his base salary rate then in effect for six months from the date of termination;
•
pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums for Mr. Mecklai and his eligible dependents, if Mr. Mecklai timely elects health insurance continuation through COBRA, or taxable monthly payments of an equivalent amount for six months following the termination date in lieu of COBRA premium reimbursements; and
•
accelerated vesting of 25% of then unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control (as defined in his employment agreement) and extension of option exercise period for up to one (1) year following termination).

Cathal Phelan

We entered in an employment agreement with Mr. Phelan, dated December 29, 2022. The agreement has no specific term and reflects that Mr. Phelan is an at-will employee.

Under Mr. Phelan’s employment agreement, if we terminate Mr. Phelan’s employment for reasons other than for Cause, Death or Disability (each as defined in his employment agreement), or if he resigns for Good Reason (as defined in his employment agreement), then, subject to the execution and non-revocation of a release of claims in the form provided by us and compliance with the restrictive covenants set forth therein, Mr. Phelan will be eligible to receive:

•
severance pay at a rate equal to his base salary rate then in effect for six months from the date of termination;
•
pro-rated portion of any earned annual target performance bonus;
•
reimbursement by us for up to six months of COBRA premiums for Mr. Phelan and his eligible dependents, if Mr. Phelan timely elects health insurance continuation through COBRA, or taxable monthly payments of an equivalent amount for six months following the termination date in lieu of COBRA premium reimbursements;
•
accelerated vesting of 25% of then unvested portion of outstanding equity awards, or 100% acceleration if his termination occurs within 12 months following a Change of Control (as defined in his employment agreement); and

•
extension of the exercise period for outstanding vested stock options by up to one year following termination.

For purposes of the agreements with our named executive officers, the following definitions generally apply:

•
“Cause” generally means the named executive officer’s:

(1) conviction of a felony;

(2) commission of any act of fraud with respect to us;

(3) intentional misconduct that has a material adverse effect upon our business;

(4) breach of any of his fiduciary obligations as our officer or of any contractual obligation that he has to us, in either case where the breach has a material adverse effect on our business;

(5) willful misconduct or gross negligence in performance of his duties under the named executive officer’s employment agreement or amended and restated employment agreement (as applicable), including his refusal to comply in any material respect with the legal directives of the board of directors so long as such directives are not inconsistent with his position and duties; or

(6) death or disability.

However, prior to any termination of the named executive officer’s employment for Cause defined in clauses (3), (4) or (5) above, we shall give written notice to him of the actions or omissions deemed to constitute the Cause event, and if it is possible to cure the specified default, he shall have a period of not less than 30 days in which to cure the specified default in his performance.

•
“Good Reason” applied to Dr. Diorio generally means his resignation that is effective within two years following the expiration of our cure period (discussed below) following the occurrence of one or more of the following events without his consent:

(1) a material reduction of his base salary;

(2) the assignment to him of any duties, or the reduction of his duties, either of which results in a material diminution in his authority, duties or responsibilities with us in effect immediately prior to such assignment or reduction, or his removal from such position and responsibilities, unless he is provided with comparable authority, duties or responsibilities; provided that, neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job duties, responsibilities and requirements shall constitute a material reduction in job responsibilities; or

(3) a material change in the geographic location at which he must perform services (his relocation to a facility or a location less than 50 miles from his then-present location shall not be considered a material change in geographic location).

Dr. Diorio cannot resign for “Good Reason” without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.

•
“Good Reason” applied to Messrs. Baker, Dossett, Mecklai and Phelan generally means the named executive officer’s resignation that is effective within two years following the expiration of our cure period (discussed below) following the occurrence of one or more of the following events without his consent:

(1) a material reduction of his base salary (the reduction of base salary by less than 10% from his then-present base salary level shall not be considered a material reduction); provided that, an across-the-board reduction in the salary level of all other senior executives by the same percentage amount as part of a general salary reduction shall not constitute such a material reduction;

(2) the assignment to him of any duties, or the reduction of his duties, either of which results in a material diminution in his authority, duties or responsibilities with us in effect immediately prior to such assignment or reduction, or his removal from such position and responsibilities, unless he is provided with comparable authority, duties or responsibilities; provided that, neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job duties, responsibilities and requirements shall constitute a material reduction in job responsibilities; or

(3) a material change in the geographic location at which he must perform services (his relocation to a facility or a location less than 50 miles from his then-present location shall not be considered a material change in geographic location).

Each of these named executive officers cannot resign for “Good Reason” without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.

If any of the payments provided for under any of the employment agreements described above or otherwise payable to our named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such named executive officers. No agreement described above requires us to provide any tax gross-up payments.

Certain Tax and Accounting Impacts to Our Named Executive Officer Compensation

We have not provided any named executive officers with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Sections 280G, 4999 or 409A. Code Sections 280G and 4999 provide that named executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet Code Section 409A requirements.

Under Code Section 162(m), we are subject to limits on executive compensation deductibility. Deductible compensation is limited to $1,000,000 per year for the chief executive officer and certain of our current and former highly compensated executive officers (collectively “covered employees”). While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the board of directors and compensation committee may consider tax deductibility under Code Section 162(m) as a factor in its compensation decisions.

We measure stock-based compensation expense for the equity awards granted to our named executive officers based on each award's grant date fair value, and we recognize the compensation expense over the requisite service period for the award, which is typically four years. We account for forfeitures as they occur. With respect to PSUs, the amount that ultimately vests will depend on the extent to which we achieve specified fiscal year financial performance metrics. We record PSU compensation expense each period on a straight-line basis based on the number that we estimate will likely vest and recognize that expense over the requisite service period. For those PSUs that are linked to our relative TSR, we use a Monte Carlo simulation in estimating the fair value at grant date and recognize compensation cost over the implied service period.

Compensation and Risk

We have reviewed our employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•
the 2023 Bonus Plan design and its reliance on measurable financial or business critical metrics;
•
large percentage equity ownership by senior management; and
•
awarding our executives with long-term equity grants to tie their compensation to their success in increasing our company's long-term value.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on us.

Compensation Committee Report

Our compensation committee has reviewed the Compensation Discussion and Analysis provided above with management. Based on this review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the year ended December 31, 2023 and this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Umesh Padval (Chair)

Daniel Gibson

Miron Washington

Summary Compensation Table

The following table provides information regarding our named executive officers' compensation during 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
Chris Diorio, Ph.D.	2023	415,001	389,209	6,364,870	-	14,651	7,183,731
Chief Executive Officer	2022	394,999	4,000	4,617,789	-	12,458	5,029,246
	2021	381,478	2,500	5,460,661	-	65,060	5,909,698
Cary Baker	2023	371,251	181,333	2,491,661	-	13,274	3,057,519
Chief Financial Officer	2022	356,250	-	1,427,600	-	12,524	1,796,374
	2021	343,797	-	1,850,662	-	10,059	2,204,518
Jeff Dossett	2023	330,000	244,125	2,750,092	-	10,438	3,334,655
Chief Revenue Officer	2022	311,250	1,462	1,728,179		7,487	2,048,378
	2021	291,014	-	2,670,975	68,608	8,913	3,039,510
Hussein Mecklai	2023	401,250	226,629	2,750,092	-	3,503	3,381,474
Chief Operating Officer	2022	385,192	-	2,777,977	-	3,503	3,166,672
	2021	-	-	-	-	-	-
Cathal Phelan	2023	353,077	-	5,008,272	-	15,278	5,376,627
Chief Innovation Officer	2022	-	-	-	-	-	-
	2021	-	-	-	-	-	-

(1)
Effective as of April 2, 2023, the board of directors approved base salary adjustments for Dr. Diorio. Accordingly, Dr. Diorio’s salary for 2023 reflects the previously established salary level through April 2, 2023 and the new salary level from April 2, 2023 through December 31, 2023. Effective as of April 2, 2023, the compensation committee approved base salary adjustments for Mr. Baker, Mr. Dossett and Mr. Mecklai. Accordingly, Messrs. Baker’s, Dossett’s and Mecklai’s salaries for 2023 reflects the previously established salary level through April 1, 2023 and the new salary level from April 2, 2023 through December 31, 2023. Effective as of April 3, 2022, the compensation committee approved base salary adjustments for Mr. Baker and Mr. Dossett. Accordingly, Messrs. Baker’s and Dossett’s salaries for 2022 reflects the previously established salary level through April 2, 2022 and the new salary level from April 3, 2022 through December 31, 2022. Effective as of February 6, 2022, the board of directors approved a new base salary for Mr. Mecklai in connection with his appointment as Chief Operating Officer. Accordingly, Mr. Mecklai’s salary for 2022 reflects the previously established salary level through February 5, 2022 and the new salary level from February 6, 2022 through December 31, 2022.

(2)
The dollar amounts in this column represent the aggregate grant-date fair value of restricted stock unit awards granted in 2023, 2022 and 2021, respectively, as determined in accordance with FASB ASC Topic 718. The grant-date fair value of restricted stock units subject to performance conditions, or PSUs, including those made under our, 2022 Bonus Plan and our 2021 Bonus Plan, is based on the probable outcome of achievement of the performance conditions as of the grant date. Assuming the highest level of performance is achieved under the applicable performance, respectively, the maximum possible value of the 2023 PSUs, 2022 PSUs and 2021 PSUs, respectively, using the grant-date fair value is (i) for Dr. Diorio, $7,468,987, $3,810,699 and $5,280,845, respectively, (ii) for Mr. Baker, $2,923,891, $1,221,199 and $1,956,065, respectively, (iii) for Mr. Dossett, $3,227,152, $1,495,557 and $2,611,447, respectively, (iv) for Mr. Mecklai, $3,227,152 and $2,287,953, respectively, and (v) for Mr. Phelan, $2,521,451 (2023 only). For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.
(3)
The amounts in this column represent commission-based incentives paid to Mr. Dossett. For more information, see the section entitled “Non-Equity Incentive Plan Compensation” below.
(4)
The dollar amounts in this column represent:
•
in 2023: (i) for Dr. Diorio, $4,751 in company-paid life insurance premiums and $9,900 in company-paid matching 401(k) contributions; (ii) for Mr. Baker, $3,374 in company-paid life insurance premiums and $9,900 in company-paid matching 401(k) contributions; (iii) for Mr. Dossett, $4,943 in company-paid life insurance premiums and $5,495 in company-paid matching 401(k) contributions; (iv) for Mr. Mecklai $3,503 in company-paid life insurance premiums; and (v) for Mr. Phelan, $5,805 in company-paid life insurance premiums and $9,473 in company-paid matching 401(k) contributions;
•
in 2022: (i) for Dr. Diorio, $4,751 in company-paid life insurance premiums and $7,707 in company-paid matching 401(k) contributions; (ii) for Mr. Baker, $3,374 in company-paid life insurance premiums and $9,150 in company-paid matching 401(k) contributions; (iii) for Mr. Dossett, $4,943 in company-paid life insurance premiums and $2,544 in company-paid matching 401(k) contributions; and (iv) for Mr. Mecklai $3,503 in company-paid life insurance premiums; and
•
in 2021: (i) for Dr. Diorio, $56,324 as a cash payment for accrued but unused paid time-off (PTO) in connection with our transition to an unlimited PTO policy, $4,386 in company-paid life insurance premiums and $4,350 in company-paid matching 401(k) contributions; (ii) for Mr. Baker, $5,709 in company-paid life insurance premiums and $4,350 in company-paid matching 401(k) contributions; and (iii) for Mr. Dossett, $4,563 in company-paid life insurance premiums and $4,350 in company-paid matching 401(k) contributions.

(5) The summary compensation table excludes the distribution of amounts invested by Dr. Diorio and Mr. Phelan in our 2016 Employee Stock Purchase Plan (“2016 ESPP”), as our 2016 ESPP does not discriminate in favor of our named executive officers and is generally available to all salaried employees.

2022 Bonus Plan

Our 2022 Bonus Plan was designed to incentivize our employees, including our named executive officers, to achieve certain key annual financial metrics. 50% of any payout under the 2022 Bonus Plan was provided in cash and 50% was provided in the form of RSUs rather than cash to further align our executives’ interests with our stockholders’ interests.

Following the completion of the calendar 2022 performance period, the compensation committee reviewed our performance based on revenue and adjusted EBITDA goals. Based on achievement of the adjusted EBITDA goal at 125% of target and achievement of the revenue goal at 155% of target, the compensation committee, the following number of PSUs granted to each of our named executive officers vested shortly upon certification in 2023: (i) 5,218 for Dr. Diorio, (ii) 2,442 for Mr. Baker, (iii) 3,287 for Mr. Dossett and (iv) 3,053 for Mr. Mecklai.

2022 Total Shareholder Return PSUs

For a discussion of the terms of our 2022 PSU awards, see the section titled “Compensation Discussion and Analysis—Elements of Our Named Executive Officers’ Compensation—Equity Compensation” beginning on page 33. As a result of our achievement of a TSR of approximately 4% (ranking the Company at the 72nd percentile amongst indexed companies) over the first performance period, our board of directors and its compensation committee certified achievement at 156% for the first performance period, resulting in the vesting of the following number of PSUs for the first performance period: (i) 16,185 for Dr. Diorio, (ii) 4,875 for Mr. Baker, (iii) 5,850 for Mr. Dossett and (iv) 9,750 for Mr. Mecklai.

2021 Total Shareholder Return PSUs

For a discussion of the terms of our 2021 PSU awards, see the section titled “Compensation Discussion and Analysis—Elements of Our Named Executive Officers’ Compensation—Equity Compensation” beginning on page 33. As a result of our achievement of a TSR approximately 110% (ranking the Company at the 85th percentile amongst indexed companies) over the first performance period, our board of directors and its compensation committee certified achievement at 200% for the second performance period, resulting in the vesting of the following number of PSUs for the first performance period: (i) 25,000 for Dr. Diorio, (ii) 7,500 for Mr. Baker, (iii) 10,000 for Mr. Dossett and (iv) 8,750 for Mr. Mecklai.

Non-Equity Incentive Plan Compensation

In 2021, Mr. Dossett participated in a sales commission program that compensated him for achievement of revenue objectives established at the beginning of the year. Target payout from the program equaled 100% of Mr. Dossett’s salary for the year. The structure of the program was the same as the plan in which most of our sales personnel participated. Payments were made quarterly.

Grants of Plan-Based Awards

The following table sets forth each equity- and non-equity plan-based award granted to our named executive officers during the year ended December 31, 2023.

	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Chris Diorio, Ph.D.	3/23/2023	-(3)	19,580(3)	39,160(3)		$3,734,493
	3/23/2023	-			19,580	$2,630,377
Cary Baker	3/23/2023	-(3)	7,665(3)	15,330 (3)		$1,461,946
	3/23/2023	-			7,665	$1,029,716
Jeff Dossett	3/23/2023	-			8,460	$1,136,516
	3/23/2023	-(3)	8,460(3)	16,920(3)		$1,613,576
Hussein Mecklai	3/23/2023	-			8,460	$1,136,516
	3/23/2023	-(3)	8,460(3)	16,920(3)		$1,613,576
Cathal Phelan	3/23/2023	-(3)	6,610(3)	13,220(3)	-	$1,260,725
	3/23/2023				6,610	$887,987
	2/20/2023				22,000	$2,859,560

(1)
The amounts in these columns represent service-based restricted stock units and are described in further detail above in the Compensation Discussion and Analysis and below in the “Outstanding Equity Awards at Fiscal Year End” table.
(2)
The dollar amounts in this column reflect the aggregate grant date fair value of the awards granted in fiscal year 2023. These amounts have been computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023.
(3)
The amounts in these columns represent the number of performance stock units that may vest if performance goals are achieved over the 2023-2025 performance period at the stated levels. There is no minimum threshold level applicable to these awards. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation—Equity Compensation.”

Option Exercises and Stock Vested

The following table sets forth information exercises of equity awards by our named executive officers for the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Chris Diorio, Ph.D.	-	-	78,843	8,914,629
Cary Baker	3,000	259,919	37,285	3,876,880
Jeff Dossett	3,330	222,111	37,037	4,032,193
Hussein Mecklai	9,124	1,003,645	33,990	3,761,407
Cathal Phelan	-	-	11,529	1,155,622

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers as of December 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chris Diorio, Ph.D.	08/23/2016	46,661	(1)	—	$21.81	08/23/2026
	08/11/2017	97,039	(2)	—	$33.77	08/11/2027
	06/15/2018	135,536	(3)	—	$22.40	06/15/2028
	09/06/2019	62,500	(4)	—	$35.16	09/06/2029
	06/15/2020	87,500	(5)	12,500	$26.84	06/15/2030
	06/15/2020						3,125	(6)	281,344	(7)
	04/12/2021						18,750	(8)	1,688,063	(7)
	04/12/2021										12,500	(9)	1,125,375	(10)
	03/23/2022						23,344	(11)	2,101,661	(7)
	03/23/2022										20,750	(12)	1,868,123	(10)
	03/23/2023						19,580	(13)	1,762,788	(7)
	03/23/2023										19,580	(14)	1,762,788	(10)
Cary Baker	02/24/2020	39,499	(15)	2,501	$33.73	02/24/2030
	06/15/2020	4,937	(16)	1,563	$26.84	06/15/2030
	02/24/2020						3,750	(17)	337,613	(7)
	06/15/2020						1,563	(18)	140,7176	(7)
	04/12/2021						5,625	(19)	506,419	(7)
	04/12/2021										3,750	(9)	337,613	(10)

	03/23/2022						7,032	(20)	633,091	(7)
	03/23/2022										6,250	(12)	562,688	(10)
	03/23/2023						7,665	(21)	690,080	(7)
	03/23/2023										7,665	(14)	690,080	(10)
Jeff Dossett	05/16/2018	18,830	(22)	—	$17.33	05/16/2028
	05/16/2018	55,153	(23)	—	$17.33	05/16/2028
	06/15/2018	65,601	(24)	—	$22.40	06/15/2028
	10/31/2018	620	(25)	—	$19.60	10/31/2028
	07/31/2019	25,000	(26)	—	$36.20	07/31/2029
	06/15/2020	26,250	(27)	3,750	$26.84	06/15/2030
	06/15/2020						3,750	(28)	337,613	(7)
	04/12/2021						7,500	(29)	675,225	(7)
	04/12/2021										5,000	(9)	450,150	(10)
	03/23/2022						8,438	(30)	759,674	(7)
	03/23/2022										7,500	(12)	675,225	(10)
	03/23/2023						8,460	(31)	761,654	(7)
	03/23/2023										8,460	(14)	761,654	(10)
Hussein Mecklai	12/10/2018	70,916	(32)	—	$17.75	12/10/2028
	07/31/2019	1,459	(33)	—	$36.20	07/31/2029
	06/15/2020	3,125	(34)	1,563	$26.84	06/15/2030
	06/29/2020	1,875	(35)	938	$26.62	06/29/2030
	06/15/2020						1,563	(36)	140,717	(7)
	06/29/2020						938	(37)	84,448	(7)
	04/12/2021						6,563	(38)	590,867	(7)
	04/12/2021										4,375	(9)	393,882	(10)
	03/23/2022						14,063	(39)	1,266,092	(7)
	03/23/2022										12,500	(12)	1,125,375	(10)
	03/23/2023						8,460	(40)	761,654	(7)
	03/23/2023										8,460	(14)	761,654	(10)
Cathal Phelan	09/21/2020	10,000	(41)	—	$25.78	09/21/2030
	02/20/2023	—		—	$—		22,000	(42)	1,980,660	(7)
	03/23/2023	—		—	$—						6,610	(14)	595,098	(10)
	03/23/2023	—		—	$—		6,610	(43)	595,098	(7)

(1)	One fourth of the shares subject to the option vested on August 23, 2017, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(2)	One-fourth of the shares subject to the option vested on July 3, 2018, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(3)	One-fourth of the shares subject to the option vested on June 11, 2019, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(4)	One-fourth of the shares subject to the option vested on July 1, 2020, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(5)	One-fourth of the shares subject to the option vested on June 15, 2021, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(6)	One-fourth of the shares subject to the grant vested on June 15, 2021, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(7)

Reflects the market value of the number of RSUs set forth in the previous column as of December 29, 2023, based on a price of $90.03 per share, which was the closing price of our common stock as of that date.

(8)	One-fourth of the shares subject to the grant vested on April 12, 2022, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(9)

The amounts shown represent the number of PSUs that may vest if performance goals are achieved at the target level over the 2021-2023 performance periods. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation—Equity Compensation.”

(10)

Reflects the market value of the number of RSUs set forth in the previous column as of December 29, 2023, based on a price of $90.03 per share, which was the closing price of our common stock as of that date.

(11)	One-fourth of the shares subject to the grant vested on March 23, 2023, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(12)	The amounts shown represent the number of PSUs that may vest if performance goals are achieved at the target level over the 2022-2023 and 2022-2024 performance periods. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation—Equity Compensation.”
(13)	One-fourth of the shares subject to the grant shall vest on March 23, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(14)

The amounts shown represent the number of PSUs that may vest if performance goals are achieved at the target level over the 2023-2025 performance periods. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers’ Compensation.”

(15)	One-fourth of the shares subject to the option vested on February 24, 2021, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(16)	One-fourth of the shares subject to the option vested on June 15, 2021, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(17)	One-fourth of the shares subject to the grant vested on February 24, 2021, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(18)	One-fourth of the shares subject to the option vested on June 15, 2021, and 1/16th of the shares subject to the option vest each quarter thereafter.
(19)	One-fourth of the shares subject to the grant vested on April 12, 2022, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(20)	One-fourth of the shares subject to the grant vested on March 23, 2023, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(21)	One-fourth of the shares subject to the grant shall vest on March 23, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(22)	One fourth of the shares subject to the option vested on July 1, 2018, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(23)	One fourth of the shares subject to the option vested on November 16, 2018, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(24)	One-fourth of the shares subject to the option vested on June 11, 2019, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(25)

This option vests based upon our achievement of revenue goals for 2018 and continued service through the date of certification of achievement. The revenue goals include threshold and target levels of achievement. Between the threshold and target level of achievement, a percentage of the shares subject to the option vest based on a percentage from 0% to 100% of targeted levels of achievement. On February 19, 2019, our board of directors determined that based on actual 2018 revenue, 6.2% of the shares subject to the option vested and the remaining shares were forfeited.

(26)	One-fourth of the shares subject to the option vested on July 31, 2020, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(27)	One fourth of the shares subject to the option vested on June 15, 2021, and 1/48th of the shares subject to the grant shall vest each month thereafter.
(28)	One-fourth of the shares subject to the grant vested on June 15, 2021, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(29)	One-fourth of the shares subject to the grant vested on April 12, 2022, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(30)	One-fourth of the shares subject to the grant vested on March 23, 2023, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(31)	One-fourth of the shares subject to the grant shall vest on March 23, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(32)	One-fourth of the shares subject to the option vested on December 5, 2019, and 1/48th of the shares subject to the option shall vest each month thereafter.
(33)	One-fourth of the shares subject to the option vested July 31, 2020, and 1/48th of the shares subject to the option shall vest each month thereafter.
(34)	One-fourth of the shares subject to the option vested on June 15, 2021, and 1/48th of the shares subject to the option shall vest each month thereafter.
(35)	One-fourth of the shares subject to the option vested on June 15, 2021, and 1/48th of the shares subject to the option shall vest each month thereafter.
(36)	One-fourth of the shares subject to the grant vested on July 31, 2020, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.

(37)	One-fourth of the shares subject to the grant vested on June 15, 2021, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(38)	One-fourth of the shares subject to the grant vested on April 12, 2022, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(39)	One-fourth of the shares subject to the grant vested on March 23, 2023, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(40)	One-fourth of the shares subject to the grant shall vest on March 23, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(41)	One-twenty-fourth of the shares subject to grant vested on October 21, 2020 and 1/24th of the shares subject to grant vest each month thereafter.
(42)	One-fourth of the shares subject to the grant shall vest on February 20, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(43)	One-fourth of the shares subject to the grant shall vest on March 23, 2024, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.

Executive Employment Arrangements

Each named executive officer is an at-will employee. Employment agreements with our named executive officers all provide for one or more of the following: annual base salary, an annual cash incentive payment targeting a percentage of the named executive officer’s base salary, an initial grant of stock options and/or restricted stock units and participation in our company-wide employee benefit plans. For more information, see the section entitled “Executive Compensation—Elements of our Named Executive Officers’ Compensation.”

The current per annum base salary and target annual cash incentive for our named executive officers for the year ended December 31, 2023 are as follows:

Name	Base Salary Rate Per Annum ($)	Target Cash Incentive ($)(1)
Chris Diorio, Ph.D.	420,000	525,000
Cary Baker	375,000	281,250
Jeff Dossett	335,000	335,000
Hussein Mecklai	405,000	303,750
Cathal Phelan	370,000	240,500

(1) Our compensation committee determined to pay annual incentive bonuses for 2023 in cash. For more information, see the section entitled “Executive Compensation—Elements of Our Named Executive Officers Compensation—2023 Bonus Plan.”

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with our named executive officers that provide severance and change in control benefits if a named executive officer’s employment is terminated under certain circumstances within a twelve or, in the case of Mr. Dossett, six months following a Change of Control(such period, a “Qualifying Termination Period”). For more information on our named executive officers’ severance and change in control provisions, see the section entitled “Executive Compensation—Elements of our Named Executive Officers’ Compensation—Agreements with our Named Executive Officers.”

Employment Termination Without Death, Cause, Disability or For Good Reason
	No Change in Control or after expiration of the Qualifying Termination Period					During the Qualifying Termination Period following a Change of Control
Name	Severance Payments(1)	Prorated Bonus(4)	Equity Acceleration(2)(7)	Health Care Benefits(3)	Severance Payments	Prorated Bonus(4)	Equity Acceleration(6)(7)	Health Care Benefits(3)
Chris Diorio, Ph.D.	$210,000	$210,000	$1,655,955	$10,202	$630,000 (5)	210,000	$6,623,729	$10,202
Cary Baker	187,500	112,500	464,400	14,357	187,500 (1)	112,500	1,857,411	14,357
Jeff Dossett	167,500	134,000	-	14,357	167,500 (1)	134,000	2,771,127	14,357
Hussein Mecklai	202,500	121,500	750,666	13,551	202,500(1)	121,500	3,068,943	13,551
Cathal Phelan	185,000	96,200	643,985	14,357	185,000 (1)	96,200	2,575,758	14,357

(1)
Unless otherwise indicated, the amount shown in this column for each named executive officer consists of continuing payments of the named executive officer’s base salary as of December 31, 2023, for a period of six months.
(2)
The amounts shown in this column for Dr. Diorio, Mr. Baker and Mr. Mecklai consist of the value of 25% of the then unvested portion of outstanding equity awards for which vesting is accelerated upon the triggering event, assuming a qualifying termination occurred on December 31, 2023. The value of each such portion of such equity awards is calculated by multiplying (x) the closing price of our common stock of $90.03 per share on December 29, 2023, as reported on Nasdaq (and in the case of options, less the exercise price per share of the option) by (y) the number of shares covered by such portion of the equity award.
(3)
The amount shown in this column for each named executive officer consists of the estimated cost of reimbursement of premiums paid for continuation coverage under COBRA for the named executive officer and his eligible covered dependents for up to six months.
(4)
The amount shown in this column for each named executive officer is the value of the 2023 annual bonus earned which represents a pro-rated portion of any annual target performance bonus earned
(5)
The amount shown in this column for Dr. Diorio consists of continuing payments of his base salary as of December 31, 2023, for a period of twelve months along with a lump sum payment equal to 50% of annual base salary.
(6)
The amount shown in this column for each named executive officer consists of the value of 100% of the then unvested portion of outstanding RSUs and stock options for which vesting is accelerated upon a qualifying termination occurring within 12 months following a Change in Control, (or, for Mr. Dossett, if such termination occurs within six months of a Change of Control). The value of each such portion of such equity awards is calculated by multiplying (x) the closing price of our common stock of $90.03 per share on December 29, 2023, as reported on Nasdaq (and in the case of options, less the exercise price per share of the option) by (y) the number of shares covered by such portion of the equity award.
(7)
We cannot determine at this time the dollar value of any equity acceleration of our PSUs, as the value would vary based on performance achievement prior to the occurrence of a change in control. Performance would otherwise be measured at the end of the applicable performance period. However, the value of such awards, based on target performance and at the closing price of our common stock of $90.03 per share on December 29, 2023 (as reported on Nasdaq), if the termination event occurred on December 31, 2023 would be: $4,756,285, for Dr. Diorio; $1,590,380, for Mr. Baker; $1,887,029 for Mr. Dossett; $2,280,910 for Mr. Mecklai and $595,098 for Mr. Phelan.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits, among other things, short selling or hedging our stock, and transactions involving derivative securities based on our common stock. Our insider trading policy further prohibits our directors and executive officers from pledging our securities as collateral for loans or holding our securities in margin accounts.

Our amended insider trading policy permits our directors and certain employees, including our named executive officers, to adopt Rule 10b5-1 trading plans. Under our insider trading policy, Rule 10b5-1 trading plans may only be adopted during an open trading window and only when such individual does not otherwise possess material nonpublic information about our company. The first trade under the trading plan for directors and officers may not occur until a cooling-off period expires, such period ending the later of (a) 90 calendar days after the trading plan is adopted and (b) two business days after we file our financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the trading plan is adopted (both (a) and (b) subject to a maximum 120 days after the trading plan is adopted). The first trade under the trading plan for all other persons (other than the company) may not occur until a 30-calendar-day cooling-off period expires.

Clawback Policy

In 2022, our board of directors adopted an incentive compensation recovery policy—or a clawback policy—that covers incentive compensation paid to current and former executive officers, which policy we amended in 2023 to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq listing standards.

This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, as further described in the policy, whether or not the executive officer was at fault for the restatement, in accordance with SEC and Nasdaq requirements.

Executive Officer Stock Ownership Guidelines

Our executive officers are subject to our stock ownership guidelines, which are intended to align their interests with those of our stockholders.

Under the guidelines, our chief executive officer must maintain ownership of our common stock expressed as a lesser of (i) a multiple of five times annual base salary or (ii) 16,000 shares of our common stock. All of our other executive officers must maintain ownership of our common stock expressed as a lesser of (i) a multiple of two times annual base salary or (ii) 6,000 shares of our common stock.

There is no required time period within which an executive officer must attain the applicable stock ownership level. However, until the stock ownership level is achieved, our executive officers must retain 100% of the net profit shares by the later of February 16, 2028 and the fifth anniversary of the date the executive officer first became an executive officer.

Shares owned directly or jointly with a spouse, shares equal to the number of vested deferred stock units, shares credited to a 401(k) plan account, and shares held in trust are counted toward the guidelines. Pledged shares and unvested and unearned shares of restricted stock, restricted stock units, performance shares and shares subject to stock options (whether or not vested) do not count towards the stock ownership level.

CEO Pay Ratios

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee bears to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on December 31, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applied Compensation Measure (CACM)

Under the relevant rules, we are required to identify the median employee by using a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates our employees’ annual target total direct compensation. Specifically, we identified the median employee by aggregating, for each employee: (a) annual base pay, (b) annual cash incentive, and (c) the grant date fair value of any equity awards granted during 2023, calculated in accordance with the methodologies and assumptions described in the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2023. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable annual average exchange rate.

Methodology and Pay Ratio

After applying our CACM method, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual total direct compensation in accordance with the Summary Compensation Table requirements. Our Chief Executive Officer’s total annual compensation, as reported in the Summary Compensation Table, was $7,183,731. Our median employee compensation, as calculated using Summary Compensation Table requirements, was $199,734. Therefore, our CEO Pay Ratio for 2023 is approximately 36:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt various methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor company management used the CEO Pay Ratio measure in making compensation decisions.

Pay versus Performance

In accordance with the SEC’s disclosure requirements set forth in Item 402(v) of Regulation S-K regarding pay versus performance (“PVP”), this section presents the SEC-defined “Compensation Actually Paid” (“CAP”) along with comparisons to various measures used to gauge performance at Impinj.

CAP is a supplemental measure that is meant to be viewed alongside performance measures, our compensation philosophy and other compensation disclosures made in this proxy statement.

The primary differences between CAP and the compensation paid to our named executive officers as reported in the Summary Compensation Table(“SCT”) of our proxy statements are the adjustments made to the values reported in the “Stock Awards” and “Option Awards” columns included in the SCT.

In the SCT for a reportable year, equity awards are measured at the grant date fair value of the equity awards granted during the year. In contrast, in determining CAP, equity awards are measured as the fair value of equity awards that are unvested at year end, irrespective of fair market value at the time of grant.

Pay Versus Performance Table

In accordance with the requirements of Item 402(v) of Regulation S-K, the following table sets forth required information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2020, 2021, 2022, and 2023, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)(4)	Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (5)	Net Loss ($M)(6)	Company Selected Measure: Revenue ($M)(7)	Supplemental Measure: Adjusted EBITDA ($M)(8)
2023	7,183,731	1,642,533	3,787,569	1,445,449	348.14	238.72	(43.4)	307.5	21.8
2022	5,029,246	10,814,310	2,337,141	4,653,650	422.20	142.94	(24.3)	257.8	28.9
2021	5,909,698	19,315,371	2,622,014	9,474,437	343.00	219.51	(51.3)	190.3	9.1
2020	3,223,537	8,584,821	3,112,216	5,064,383	161.91	153.66	(51.9)	138.9	(11.5)

(1)
Our principal executive officer (“PEO”) in all reporting years is Chris Diorio, Ph.D. Our non-PEO named executive officers (“Non-PEO NEOs”) for the 2023 reporting year are Cary Baker, Jeffrey Dossett, Hussein Mecklai and Cathal Phelan. Our Non-PEO NEOs for the 2022 reporting year are Cary Baker, Jeffrey Dossett and Hussein Mecklai. Our Non-PEO NEOs for the 2021 and 2020 reporting years are Cary Baker and Jeffrey Dossett.
(2)
CAP does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of SCT total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below:

Adjustments to Determine PEO Compensation Actually Paid	2023	2022	2021	2020
Summary Compensation Table Total for PEO ($)	7,183,731	5,029,246	5,909,698	3,223,537
Minus Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	6,364,870	4,617,789	5,460,661	2,821,209
Plus Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	3,568,455	9,045,148	10,187,649	5,327,696
Plus Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	(2,682,482)	3,847,161	6,657,732	2,206,686
Plus Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	(62,301)	2,489,456)	2,020,953	648,111
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	-	-	-	-
Plus Value of Dividends or Other Earnings Paid on Equity Awards Prior to the Vesting Date That Are Not Otherwise Reflected in Total Compensation	-	-	-	-
Compensation Actually Paid to PEO ($)	1,642,533	10,814,310	19,315,371	8,584,821

(3) The fair value of stock options reported for CAP purposes is estimated using a Black-Scholes option pricing model for the purposes of this PVP calculation in accordance with the SEC rules. We estimate the fair value of options using the Black-Scholes option-pricing model with the following assumptions for the periods presented:

Grant Year	2023	2022	2021	2020
Volatility	68.3- 78.41%	66.64 - 77.33%	67.05 - 80.73%	67.70 - 82.33%

Grant Year	2023	2022	2021	2020
Expected life in years	3.04-3.78 years	2.98 - 4.29 years	3.10 - 4.94 years	3.04 - 5.66 years
Expected dividend yield	0.00%	0.00%	0.00%	0.00%
Risk-free rate	3.54-5.44%	1.00 - 4.57%	0.06 - 1.44%	0.016 - 1.64%

(4) This figure is the average of compensation actually paid for the Non-PEO NEOs in each covered year. CAP does not mean that these Non-PEO NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of SCT total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below:

Adjustments to Determine Average Non-PEO NEO Compensation Actually Paid	2023	2022	2021	2020
Average Summary Compensation Table Total for Non-PEO NEOs ($)	3,787,569	2,337,141	2,622,014	3,112,216
Minus Non-PEO NEO Average Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	3,250,029	1,977,919	2,260,819	2,720,499
Plus Non-PEO NEO Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	1,916,487	3,605,709	4,384,115	4,003,190
Plus Non-PEO NEO Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	(809,715)	1,795,035	3,474,821	647,170
Plus Non-PEO NEO Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	(198,863)	(1,106,316)	1,254,306	22,306
Minus Non-PEO NEO Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	-	-	-	-
Plus Non-PEO NEO Average Value of Dividends or Other Earnings Paid on Equity Awards Prior to the Vesting Date That Are Not Otherwise Reflected in Total Compensation	-	-	-	-
Average Compensation Actually Paid to Non-PEO NEOs ($)	1,445,449	4,653,650	9,474,437	5,064,383

(5) TSR is determined based on the value of an initial fixed investment of $100 in our common stock on December 31, 2019, assuming the reinvestment of any dividends. The peer group is made up of the PHLX Semiconductor Sector Index, which is the peer group we used for the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(6) The dollar amounts reported represent our net loss as reflected in our audited financial statements.

(7) The dollar amounts reported represent our revenue as reflected in our audited financial statements.

(8) Adjusted EBITDA is a non-GAAP financial measure. For more information, see the section titled “Other Matters—Explanation of Non-GAAP Financial Measures” on page 64.

Relationship between Pay and Total Shareholder Return

The graph below reflects the relationship between (i) the PEO CAP and Average Non-PEO NEO CAP and (ii) our cumulated indexed TSR, assuming an initial $100 fixed investment on December 31, 2019, and (iii) the peer group which is made up of the PHLX Semiconductor Sector Index for the fiscal years ended December 31, 2020, 2021, 2022 and 2023:

Compensation Actually Paid vs Cumulative TSR
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Compensation Actually Paid
450
400
350
300
250
200
150
100
50
0
Cumulative TSR
2020
2021
2022
2023
CEO CAP
Avg Other NEO CAP
Company TSR
Peer Group TSR

The graph below reflects the relationship between (i) the PEO CAP and the Average Non-PEO NEO CAP and (ii) our net income (loss) for the applicable reporting year:

Compensation Actually Paid vs Net Income (Loss)
Compensation Actually Paid
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Net Income (Loss)
-
(10.0)
(20.0)
(30.0)
(40.0)
(50.0)
(60.0)
2020
2021
2022
2023
CEO CAP
Avg Other NEO CAP
Net Income (Loss)

The graph below reflects the relationship between (i) the PEO CAP and the Average Non-PEO NEO CAP and (ii) our revenue for the applicable reporting year:

Compensation Actually Paid vs Revenue
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Compensation Actually Paid
350
300
250
200
150
100
50
0
Revenue
2020
2021
2022
2023
CEO CAP
Avg Other NEO CAP
Revenue

The graph below reflects the relationship between (i) the PEO and the Average Non-PEO NEO CAP and (ii) our adjusted EBITDA for the applicable reporting year:

Compensation Actually Paid vs Adjusted EBITDA
Comensation Actually Paid
$25,000
$20,000
$15,000
$10,000
$5,000
$-
EBITDA
35.0
30.0
25.0
20.0
15.0
10.0
5.0
-
(5.0)
(10.0)
(15.0)
2020
2021
2022
2023
CEO CAP
Avg Other NEO CAP
Adjusted EBITDA

List of Most Important Company Performance Measures for Determining NEO Compensation

The following is a list of performance measures (including the company-selected measure identified above), which in our assessment represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers for 2023:

Most Important Company Performance Measures for Determining NEO Compensation
TSR
Revenue
Adjusted EBITDA*

* Non-GAAP financial measure. For more information, see the section entitled “Other Matters—Explanation of Non-GAAP Financial Measures” on page 64.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. All of our equity plans have been approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by stockholders(2)	2,761,179	$13.5275	3,861,568

(1) Includes 2,718,207 shares available for issuance under our 2016 Plan and 1,143,361 shares available for issuance under our 2016 ESPP.

(2) Includes the following plans: the 2016 Plan, 2010 Equity Incentive Plan, 2000 Stock Plan and 2016 ESPP. Our 2016 Plan provides that on January 1 of each fiscal year commencing in 2017, the number of shares authorized for issuance under the 2016 Plan is automatically increased by a number equal to the least of (subject to adjustment upon changes in our capitalization as provided in the 2016 Plan) (a) 5% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year, (b) 1,825,000 shares and (c) such number of shares determined by the board of directors. Our 2016 ESPP provides that on January 1 of each fiscal year commencing in 2017, the number of shares authorized for issuance under the 2016 ESPP is automatically increased by a number equal to the least of (a) 1% of the outstanding shares of common stock on the first day of each year, (b) 365,411 shares of common stock and (c) an amount determined by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock at March 31, 2024 for:

•
each person who we know beneficially owns more than 5% of our common stock;
•
each of our directors and director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

The percentage of beneficial ownership shown in the table is based upon 27,658,445 shares outstanding as of March 31, 2024.

Each director, executive officer or beneficial owner of more than 5% of our common stock furnished their own beneficial ownership. We determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power. In addition, the rules include shares of common stock issuable pursuant to stock options or warrants that are either immediately exercisable or exercisable on or before the 60th day after March 31, 2024. Our named executive officers can exercise certain of the options granted to them prior to the vesting of the underlying shares. We refer to such options as being “early exercisable.” Common stock issued upon early exercise are subject to our right to repurchase until such shares have vested. These shares are deemed to be outstanding and beneficially owned by the person holding the options or warrant for computing the holder’s percentage ownership, but they are not treated as outstanding for computing any other person’s percentage ownership. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares they beneficially own, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, Washington 98109.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Sylebra Capital Limited(1)	4,197,352	15.2%
The Vanguard Group(2)	2,474,690	8.9%
FMR LLC(3)	4,058,341	14.7%
BlackRock, Inc.(4)	1,898,256	6.9%

Directors and Named Executive Officers:
Chris Diorio, Ph.D.(5)	1,282,573	4.6%
Jeff Dossett(6)	245,134	*
Cary Baker(7)	97,623	*
Hussein Mecklai(8)	107,181	*
Daniel Gibson(9)	4,213,708	15.2%
Umesh Padval(10)	7,004	*
Cathal Phelan(11)	28,017	*
Steve Sanghi(12)	46,112	*
Meera Rao(13)	4,668	*
Miron Washington(14)	342	*
All directors and current executive officers as a group (10 persons)(15)	27,872,965	51.0%

(*) Less than 1%.

(1)
(Based solely on a Form 4 filed on November 22, 2023 by Sylebra Capital Ltd, which reports shared voting power and shared dispositive power of 4,197,352 shares. Daniel Gibson is an owner of Sylebra Capital Ltd and certain of its affiliates, and he may be deemed to have shared voting and dispositive power over such shares. The address for Sylebra Capital Ltd is 28 Hennessy Road, 20th Floor, Wan Chai, Hong Kong.
(2)
Based solely on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, which reports shared voting power of 42,487 shares, sole dispositive power of 2,408,473 shares, and shared dispositive power of 66,217 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)
Based solely on a Schedule 13G/A filed on February 9, 2024 by FMR LLC, which reports sole voting power of 4,057,773 shares and sole dispositive power of 4,058,341 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)
Based solely on a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc. and certain of its affiliates, which reports sole voting power of 1,889,436 shares and sole dispositive power of 1,892,256 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)
Consists of 572,494 shares held of record by DFT L.L.C., 279,813 shares held of record by Dr. Diorio, 10,614 restricted stock units scheduled to vest within 60 days of March 31, 2024, and options to purchase 419,652 shares that are exercisable within 60 days of March 31, 2024, all of which will be vested as of May 30, 2024.
(6)
Consists of 58,253 shares held, 4,303 restricted stock units scheduled to vest within 60 days of March 31, 2024, and options to purchase 182,578 shares that are exercisable within 60 days of March 31, 2024, all of which will be vested as of May 30, 2024.
(7)
Consists of 65,748 shares held, 3,636 restricted stock units scheduled to vest within 60 days of March 31, 2024, and options to purchase 28,239 shares that are exercisable within 60 days of March 31, 2024, all of which will be vested as of May 30, 2024.
(8)
Consists of 52,533 shares held, 4,772 restricted stock units scheduled to vest within 60 days of March 31, 2024, and options to purchase 49,876 shares that are exercisable within 60 days of March 31, 2024, all of which will be vested as of May 30, 2024.
(9)
Consists of 16,356 shares held directly and the shares referenced in footnote (1) above.
(10)
Consists of 7,004 shares held.
(11)
Consists of 24,990 shares held and 3,027 restricted stock units scheduled to vest within 60 days of March 31, 2024, all of which will be vested as of May 30, 2024.
(12)
(Consists of 40,200 shares held of record by Sanghi Family Limited Partnership and 5,912 shares held directly.
(13)
Consists of 4,668 shares held.
(14)
Consists of 342 restricted stock units scheduled to vest within 60 days of March 31, 2024, all of which will be vested as of May 30, 2024.
(15)
Consists of 13,756,610 shares held, 26,694 restricted stock units scheduled to vest within 60 days of March 31, 2024, and options to purchase 680,345 shares that are exercisable within 60 days of March 31, 2024, all of which will be vested as of May 30, 2024.

RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2023 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement entitled “Executive Compensation.”

Related Party Transaction Policy

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit and risk committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest.

Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to:

•
transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $20,000;
•
transactions where a related party’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;
•
transactions where a related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and
•
transactions where a related party’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis.

No member of the audit and risk committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit and risk committee shall consider the relevant facts and circumstances available and deemed relevant to the audit and risk committee, including, but not limited to:

•
the benefits and perceived benefits to us;
•
the materiality and character of the related party’s direct and indirect interest;
•
the availability of other sources for comparable products or services;
•
the terms of the transaction; and
•
the terms available to unrelated third parties under the same or similar circumstances.

In reviewing proposed related party transactions, the audit and risk committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of us and our stockholders.

Certain of the transactions described below were consummated prior to our adoption of the formal, written policy described above, and therefore the foregoing policies and procedures were not followed with respect to the transactions. For more information, see the section entitled “Other Transactions” below. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Consulting Agreement

In May 2020, we entered into a consulting agreement with a limited liability company owned by Cathal Phelan, a member of our board of directors, pursuant to which Mr. Phelan provided advisory and consulting services. The original term of the consulting agreement lasted from May 2020 through December 2020, and we and Mr. Phelan mutually agreed to extend the term of the consulting agreement to December 2022. The consulting agreement expired when Mr. Phelan joined our company as a full-time employee effective January 1, 2023.

In connection with these consulting services, we granted (i) 60,000 shares of stock options to Mr. Phelan in September 2020 with an aggregate grant date fair value of approximately $951,066, of which 60,000 shares were vested as of October 2022 and (ii) 8,000 restricted stock units to Mr. Phelan in October 2022 with a grant date fair value of approximately $640,240, of which 8,000 shares were vested as of October 2023.

For more information, see the director compensation tables in our definitive proxy statements filed with the SEC on April 26, 2023.

Other Transactions

On June 23, 2023, we acquired a patent from a related party in which Steve Sanghi, a member of our board of directors, holds an executive leadership position. The patent pertains to our endpoint IC products and the acquisition price was $250,000. The patent expires on July 17, 2026, and does not have renewal rights. This patent is included in our intangible assets on our condensed consolidated balance sheet as of September 30, 2023.

We have entered into employment agreements with our executive officers that, among other things, provide for certain severance and change-of-control benefits. For a description of these agreements, see the section entitled “Executive Compensation—Executive Employment Arrangements.”

We have granted stock options to our executive officers. Pursuant, to our outside director compensation policy, as amended from time to time, we have paid cash compensation and granted restricted stock units to our non-employee directors. For a description of these options, see the sections entitled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation.”

We have entered into indemnification agreements with our directors and executive officers.

Limitations on Director and Officer Liability and Indemnification

Our amended and restated certificate of incorporation and Bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, our amended and restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each director and certain officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status as a director, officer or employee. We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been our director or officer. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

We believe that these provisions and agreements are necessary to attract and retain qualified persons to serve as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Corporate Citizenship

People and Culture

Our corporate culture embodies a set of principles centered around respect, collaboration, accountability, empowerment and thinking big. We believe our corporate success has, and always will, stem from the culture we build. In every department and role at Impinj, our principles are the foundation for how we champion each other and the work we do. They guide our efforts to make the world a better place.

Compensation

We are committed to providing competitive compensation and benefits. In addition to salary, we offer equity awards to all eligible employees because we believe all contribute to, and should share in, our success. More than 90% of our employees received equity awards in 2023. We also offer broad benefits packages that we believe provide the time, resources and flexibility to support the well-being of our employees and their families.

Commitment to Diversity, Equity and Inclusion (DEI)

We value our global workforce and the varied backgrounds, viewpoints and experiences they bring. By building and empowering underrepresented populations across our workforce and cultivating an environment where everyone feels a sense of belonging, our DEI efforts are key to how we win. We continue making efforts to educate ourselves, learn from others, identify issues, improve our recruiting practices, engage in respectful and constructive dialogue and advance community initiatives. All employees complete training courses on diversity and inclusion, bias and recognizing and preventing harassment and discrimination.

We do not tolerate discrimination, harassment or impropriety of any kind. We are an equal-opportunity employer and do not discriminate based on race, religion, color, national origin, sex, gender, gender expression, sexual orientation, age, marital status, veteran status, disability status or any other classification.

Training and Development

We focus on nurturing each employee, rewarding their unique contributions and providing a runway for their career growth. We facilitate personal and professional development by offering a variety of tools and opportunities to support their growth. Offerings range from management training programs for new leaders, technical training focused on RAIN RFID and tuition reimbursement to further develop skills for current and future positions.

Environment

We believe protecting the environment requires a collective effort. We are inventing products that help customers implement sustainable practices, protect resources, operate efficiently and recycle responsibly.

Together with our partners, Impinj helps retailers track inventory, eliminate overstocks and minimize unsold items; healthcare organizations ensure medications get used before they expire; and logistics companies optimize delivery routes to eliminate excess driving, fuel usage and emissions. With the Impinj platform, enterprises, governments and scientists across the globe can study and protect natural resources, manage natural events and deliver fresh, safe food to communities. In addition, enterprises can build circular systems to receive, reuse and recycle items.

We also strive to minimize the impact of our internal business through efforts such as selecting a LEED Gold certified building for our headquarters that includes a rainwater harvesting system, solar arrays on the rooftop to offset energy consumption, car charging stations and bike storage and providing green transportation incentives.

Governance

Our board of directors, leadership team and employees commit to the highest standards of integrity, ethics and governance.

Our nominating and corporate governance committee is responsible for reviewing environmental, social, and governance (ESG) matters that may significantly impact the company’s business operations, performance, reputation or relations with employees, customers, vendors, stockholders and other stakeholders.

OTHER MATTERS

Third Party Compensation of Directors

None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Listing Rule 5250(b)(3).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and Nasdaq. Such directors, executive officers, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were met during our fiscal year ended December 31, 2023, except that, due to an administrative error, a Form 4 for Sylebra Capital Ltd and Mr. Gibson due November 17, 2023 was filed late on November 20, 2023.

2023 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2023 are included in our annual report on Form 10-K. Our annual report to stockholders and this proxy statement are posted on our website at investor.impinj.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report to stockholders without charge by sending a written request to Investor Relations, Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, WA 98109.

Information contained on, or that can be accessed through, our website or any portion thereof is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Explanation of Non-GAAP Financial Measures

In this proxy statement, we reference non-GAAP financial measures, including adjusted EBITDA and non-GAAP net income (loss). Information on why we use these non-GAAP financial measures, and how these measures are calculated, is presented in the Management’s Discussion and Analysis section of our annual report on Form 10-K for the year ended December 31, 2023.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Seattle, Washington

April , 2024

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

ANNUAL STOCKHOLDERS MEETING

# IMPINJ, INC.

**June 6, 2024**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**VIRTUALLY AT THE MEETING** - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiconnect.com/253024847 (password: impinj2024) and be sure to have available the control number.

**GO GREEN** - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

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**NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:**
The notice of meeting, proxy statement, proxy card and annual report to stockholders are available at http://www.astproxyportal.com/ast/20867/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

060624

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS IN ITEM 1, "FOR" THE PROPOSAL IN ITEM 2, "FOR" THE PROPOSAL IN ITEM 3, AND "FOR" THE PROPOSAL IN ITEM 4.

**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES.**

1. Election of Directors:

| NOMINEES: | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Daniel Gibson | ☐ | ☐ | ☐ |
| Umesh Padval | ☐ | ☐ | ☐ |
| Steve Sanghi | ☐ | ☐ | ☐ |
| Cathal Phelan | ☐ | ☐ | ☐ |
| Meera Rao | ☐ | ☐ | ☐ |
| Chris Diorio | ☐ | ☐ | ☐ |
| Miron Washington | ☐ | ☐ | ☐ |

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.**

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

**ADMISSION TICKET**
**ADMIT ONE STOCKHOLDER AND GUEST**
**2024 Annual Meeting of Impinj, Inc. Stockholders**
**Thursday, June 6, 2024 9:00 a.m. (Pacific time)**

**To be held virtually via live webcast at https://web.lumiconnect.com/253024847 - Password impinj2024**

**YOUR VOTE IS IMPORTANT:**
**Please vote your shares by proxy, telephone or Internet prior to the meeting.**

0

# IMPINJ, INC.

**Proxy Solicited on Behalf of the Board of Directors**
**for Annual Meeting of Stockholders**

The undersigned hereby appoint(s) Dr. Chris Diorio and Yukio Morikubo, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote all of the shares of the undersigned in Impinj, Inc. in the manner directed on the reverse side of this ballot at the annual meeting of its stockholders to be held on June 6, 2024, and at any adjournments or postponements thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

**(Continued and to be signed on the reverse side)**

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